CLIFFORD CHANCE                                    LIMITED LIABILITY PARTNERSHIP


                                                                     Exhibit (b)

                                                                  Execution Copy

                                    MISYS PLC

                              as Original Borrower

                                 J.P. MORGAN PLC

                           LLOYDS TSB CAPITAL MARKETS

                                  as Arrangers

                           LLOYDS TSB CAPITAL MARKETS

                                    as Agent

                                       and

                                     OTHERS

                             US$700,000,000 364 DAY
                   MULTICURRENCY REVOLVING FACILITY AGREEMENT
                              WITH TERM OUT OPTION
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                                    CONTENTS

CLAUSE                                                                     PAGE
1.    Definitions And Interpretation..........................................1
2.    The Facility...........................................................15
3.    Purpose................................................................15
4.    Conditions Of Utilisation..............................................16
5.    Utilisation Of Revolving Facility......................................18
6.    Optional Currencies....................................................19
7.    Term Out Option........................................................21
8.    Repayment..............................................................23
9.    Prepayment And Cancellation............................................23
10.   Interest...............................................................25
11.   Interest Periods.......................................................25
12.   Changes To The Calculation Of Interest.................................27
13.   Fees...................................................................28
14.   Tax Gross Up And Indemnities...........................................29
15.   Increased Costs........................................................33
16.   Other Indemnities......................................................34
17.   Mitigation By The Lenders..............................................35
18.   Costs And Expenses.....................................................35
19.   Guarantee And Indemnity................................................36
20.   Representations........................................................40
21.   Information Undertakings...............................................44
22.   Financial Covenants....................................................46
23.   General Undertakings...................................................49
24.   Events Of Default......................................................57
25.   Changes To The Lenders.................................................62
26.   Changes To The Obligors................................................65
27.   Role Of The Agent And The Arrangers....................................67
28.   Conduct Of Business By The Finance Parties.............................71
29.   Sharing Among The Lenders..............................................72
30.   Payment Mechanics......................................................74
31.   Set-Off................................................................76
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32.   Notices................................................................76
33.   Calculations And Certificates..........................................78
34.   Partial Invalidity.....................................................78
35.   Remedies And Waivers...................................................78
36.   Amendments And Waivers.................................................78
37.   Counterparts...........................................................79
38.   Governing Law..........................................................80
39.   Enforcement............................................................80

Schedule 1 ORIGINAL PARTIES..................................................81

Schedule 2 CONDITIONS PRECEDENT..............................................83

Schedule 3 REQUESTS..........................................................87

Schedule 4 MANDATORY COST FORMULAE...........................................90

Schedule 5 FORM OF TRANSFER CERTIFICATES.....................................93

Schedule 6 FORM OF ACCESSION LETTER..........................................99

Schedule 7 FORM OF RESIGNATION LETTER.......................................100

Schedule 8 FORM OF COMPLIANCE CERTIFICATE...................................101

Schedule 9 LMA FORM OF CONFIDENTIALITY UNDERTAKING..........................103

Schedule 10 TIMETABLES......................................................107
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THIS AGREEMENT is dated           June 2001 and made between:

1. MISYS PLC, a company incorporated in England and Wales with company number 1360027 (the "ORIGINAL BORROWER");

2. THE COMPANIES listed in Part I of Schedule 1 (Original Parties) as original guarantors (the "ORIGINAL GUARANTORS");

3. J.P. MORGAN PLC and LLOYDS TSB BANK PLC trading as LLOYDS TSB CAPITAL MARKETS (the "ARRANGERS");

4. THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (Original Parties) as original lenders (the "ORIGINAL LENDERS"); and

5. LLOYDS TSB BANK PLC trading as LLOYDS TSB CAPITAL MARKETS as agent of the Lenders (the "AGENT").

IT IS AGREED as follows:

                                    SECTION 1
                                 INTERPRETATION

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

         "ACCESSION LETTER" means a document substantially in the form set out in Schedule 6 (Form of Accession Letter) or in any other form agreed between the Original Borrower and the Agent.

         "ACQUISITION" means the Sunshine Acquisition or the Derwent
         Acquisition.

         "ADDITIONAL BORROWER" means a company which becomes an Additional Borrower in accordance with Clause 26 (Changes to the Obligors).

         "ADDITIONAL GUARANTOR" means a company which becomes an Additional Guarantor in accordance with Clause 26 (Changes to the Obligors).

         "ADDITIONAL OBLIGOR" means an Additional Borrower or an Additional Guarantor.

         "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

         "AGENT'S SPOT RATE OF EXCHANGE" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11.00 a.m. on a particular day.

         "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing or registration.

"AVAILABILITY PERIOD" means, in relation to the Revolving Facility, the period from and including the date of this Agreement to and including the date falling one Month prior to the Revolving Facility Termination Date.

"AVAILABLE REVOLVING COMMITMENT" means a Lender's Revolving Commitment minus:

1.1 the Base Currency Amount of its participation in any outstanding Revolving Loans; and

1.2 in relation to any proposed Utilisation of the Revolving Facility, the Base Currency Amount of its participation in any Revolving Loans that are due to be made on or before the proposed Utilisation Date, other than that Lender's participation in any Revolving Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

"AVAILABLE REVOLVING FACILITY" means the aggregate for the time being of each Lender's Available Revolving Commitment.

"BASE CURRENCY" means dollars.

"BASE CURRENCY AMOUNT" means:

1.3 in relation to a Revolving Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Revolving Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) adjusted to reflect any repayment or prepayment of that Revolving Loan; and

1.4 in relation to a Term Loan, the Base Currency Amount of the Revolving Loan that was converted into that Term Loan as specified in the Conversion Notice delivered by the Original Borrower (or, if the Revolving Loan that was converted into that Term Loan was not denominated in the Base Currency, the amount of that Revolving Loan converted into the Base Currency at the Agent's Spot Rate of Exchange on the Utilisation Date) adjusted to reflect any repayment (other than a repayment arising from a change of currency) prepayment, consolidation or division of that Term Loan.

"BORROWER" means the Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 26 (Changes to the Obligors).

"BREAK COSTS" means the amount (if any) by which:

1.5 the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

1.6 the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York and:

1.7 (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

1.8      (in relation to any date for payment or purchase of euro) any TARGET
         Day.

"CERTAIN FUNDS PERIOD" means the period commencing on the date of this Agreement, and ending on the earlier of the date:

1.9      falling 4 Months after the date of the last Offer to be made;

1.10     on which both Offers have been withdrawn or have lapsed; and

1.11     falling 6 Months after the date of this Agreement.

"CERTAIN FUNDS EVENT OF DEFAULT" means any circumstance constituting an Event of Default under Clause 24.1 (Non-payment), Clause 24.4 (Misrepresentation) relating only to a Certain Funds Period Repeating Representation, and if that Certain Funds Period Repeating Representation relates to a member of the Group other than the Original Borrower, only to the extent that its breach has a Material Adverse Effect, Clause 24.6 (Insolvency), Clause 24.7 (Winding-up), Clause 24.8 (Creditors' process), Clause 24.9 (Analogous events), Clause 24.11 (Unlawfulness) or Clause 24.13 (Repudiation).

"CERTAIN FUNDS REPEATING REPRESENTATIONS" means the representations set out in each of Clause 20.1 (Status), Clause 20.2 (Binding obligations), Clause 20.3 (Non-conflict with other obligations), Clause 20.4 (Power and authority), Clause
20.5 (Validity and admissibility in evidence), Clause 20.6 (Governing law and enforcement) and Clause 20.11 (Pari passu ranking).

"CODE" means, at any date, the United States Internal Revenue Code of 1986, and the regulations promulgated and rulings issued under it, all as the same may be in effect at such date.

"COMMITMENT" means, in relation to a Lender:

1.12 prior to the Revolving Facility Termination Date, its Revolving Commitment; and

1.13     on or after the Revolving Facility Termination Date, its Term
         Commitment.

"COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).
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"CONFIDENTIALITY UNDERTAKING" means a confidentiality undertaking substantially in the form set out in Schedule 9 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Original Borrower and the Agent.

"CONVERSION NOTICE" means a notice substantially in the form set out in Part III of Schedule 3 (Requests).

"DEFAULT" means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"DERWENT ACQUISITION" means the acquisition of the issued shares of DBS Management plc (including any shares of DBS Management plc issued or to be issued whilst the Offer to purchase the shares remains open).

"ENVIRONMENTAL CLAIM" means any claim, proceeding or investigation by any person in respect of any Environmental Law.

"ENVIRONMENTAL LAW" means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health.

"ENVIRONMENTAL PERMITS" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

"ERISA" means, at any date, the United States Employee Retirement Income Security Act of 1974, and the regulations promulgated and rulings issued under it, all as the same may be in effect at such date.

"ERISA AFFILIATE" means, in relation to the Original Borrower, any person (as defined in section 3(9) of ERISA) which together with the Original Borrower, is treated as a "SINGLE EMPLOYER" under sections 414(b), (c), (m) or (o) of the Code.

"EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 24 (Events of Default).

"FACILITY" means:

1.14     prior to the Revolving Facility Termination Date, the Revolving
         Facility; and

1.15     on or after the Revolving Facility Termination Date, the Term Facility.

"FACILITY OFFICE" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.
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"FEE LETTER" means any letter or letters dated on or about the date of this
Agreement between the Arrangers and the Original Borrower (or the Agent and the Original Borrower) setting out any of the fees referred to in Clause 13 (Fees).

"FINANCE DOCUMENT" means this Agreement, any Fee Letter, any Accession Letter and any other document designated as such by the Agent and the Original Borrower.

"FINANCE PARTY" means the Agent, an Arranger or a Lender.

"FINANCIAL INDEBTEDNESS" means any indebtedness for or in respect of:

1.16     moneys borrowed;

1.17     any amount raised by acceptance under any acceptance credit facility;

1.18 any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

1.19 the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

1.20 receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

1.21 any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing other than a purchase agreement for assets or services (i) acquired in the ordinary course of trading, or (ii) under which the purchase price is payable 90 days or less after the supply of those goods or services;

1.22 any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

1.23 any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

1.24     any amount raised by the issue of redeemable shares; or

1.25 (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs
         (a) to (i) above,

excluding any indebtedness owed by one member of the Group to another.

A certificate signed by both the Original Borrower and the Agent specifying that certain indebtedness is, or is not, Financial Indebtedness shall be conclusive.

"GAAP" means, in relation to an Obligor, generally accepted accounting principles in its jurisdiction of incorporation.

"GROUP" means, at any time, the Original Borrower and its Subsidiaries.

"GUARANTOR" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 26 (Changes to the Obligors).

"HOLDING COMPANY" means, in relation to a company, any other company in respect of which it is a Subsidiary.

"INFORMATION MEMORANDUM" means the document concerning the Original Obligors which, at the Original Borrower's request and on its behalf, is to be prepared in relation to this transaction, approved by the Original Borrower and distributed by the Arrangers prior to the Syndication Date in connection with syndication.

"INTEREST PERIOD" means:

1.26 in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods); and

1.27 in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default interest).

"LENDER" means:

1.28     any Original Lender; and

1.29 any bank or financial institution which has become a Party in accordance with Clause 25 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

"LIBOR" means, in relation to any Loan:

1.30     the applicable Screen Rate; or

1.31 (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

"LOAN" means a Revolving Loan or a Term Loan.

"LMA" means the Loan Market Association.

"MAJORITY LENDERS" means:

1.32 if there are no Loans outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total

         Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction); or

1.33 at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3 per cent. of all the Loans then outstanding.

"MANDATORY COST" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formulae).

"MARGIN" means, prior to the delivery of the Compliance Certificate in relation to the Relevant Period ending 30 November 2001 pursuant to Clause 21.2 (Compliance Certificate), 0.80 per cent. per annum, and thereafter the rate per annum determined by reference to the table below:

RATIO OF NET BORROWINGS TO ADJUSTED EBITDA                    MARGIN

                                                                (%)
Greater than or equal to 2.5:1                                 0.80
Greater than or equal to 2.0:1 but less than 2.5:1             0.65
Less than 2.0:1                                                0.50
For the purpose of determining the Margin:

1.1 each of "ADJUSTED EBITDA", "NET BORROWINGS" and "RELEVANT PERIOD" has the meaning given to it in Clause 22.1 (Financial definitions);

1.2 the ratio of Net Borrowings to Adjusted EBITDA shall be determined for each Relevant Period by reference to each set of financial statements and/or each Compliance Certificate delivered to the Agent pursuant to Clause 21.2 (Compliance Certificate); and

1.3 any adjustment to the Margin shall take effect from the date falling five Business Days after receipt by the Agent of the Compliance Certificate and financial statements for that Relevant Period delivered to it pursuant to Clause 21.2 (Compliance Certificate)).

"MARGIN REGULATIONS" means Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor).

"MARGIN STOCK" means margin stock or "MARGIN SECURITY" within the meaning of the Margin Regulations.

"MATERIAL ADVERSE EFFECT" means a material adverse effect on:

1.4 the business, assets or financial condition of the Group taken as a whole; or

1.5 the ability of the Obligors taken as a whole to perform their payment obligations under the Finance Documents.

"MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

1.6 (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

1.7 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

1.8 if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

"OBLIGOR" means a Borrower or a Guarantor.

"OFFER" means the proposed offer to be made by the Original Borrower or one of its Subsidiaries to acquire issued share capital of the company which is the subject of that Acquisition which is not already owned by the Original Borrower, as such offer may be amended, renewed or waived from time to time.

"OPTIONAL CURRENCY" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

"ORIGINAL FINANCIAL STATEMENTS" means:

1.9 in relation to the Original Borrower, its audited consolidated financial statements for its financial year ended 31 May 2000; and

1.10 in relation to each Additional Obligor, its financial statements delivered by it pursuant to Part II of Schedule 2 (Conditions precedent), if any, or the first set of audited financial statements delivered pursuant to Clause 21.1 (Financial statements).

"ORIGINAL OBLIGOR" means the Original Borrower or an Original Guarantor.

"PARTICIPATING MEMBER STATE" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union.

"PARTY" means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

"PRINCIPAL SUBSIDIARY" means, at any time, a Subsidiary of the Original Borrower whose gross revenues or operating profits represent at least five per cent. of the consolidated gross revenues or operating profits of the Group.

For the purpose of determining whether or not a member of the Group is a Principal Subsidiary:

1.11 in the case of a member of the Group which itself has Subsidiaries, the calculation shall be made by comparing the consolidated gross revenues or operating profits of it and its Subsidiaries to those of the Group;

1.12 revenues which arise from transactions between members of the Group and which would be eliminated in the consolidated accounts of the Group shall be excluded;

1.13 the gross revenues or operating profits of a member of the Group shall be calculated by reference to its Original Financial Statements or its most recent financial statements delivered pursuant to Clause 21.1 (Financial statements);

1.14 the gross revenues or operating profits of the Group shall be calculated by reference to the Original Financial Statements of the Original Borrower or its most recent consolidated audited financial statements delivered pursuant to Clause 21.1 (Financial statements), adjusted as appropriate to reflect the gross revenues or operating profits of any person which has become or ceased to be a member of the Group after the end of the financial period to which those accounts relate;

1.15 on a Principal Subsidiary transferring all or substantially all of its assets to another member of the Group, the transferor (if it is not the Holding Company of the transferee) shall cease to be a Principal Subsidiary and (if the transferee is not the Original Borrower or a Principal Subsidiary) the transferee shall become a Principal Subsidiary;

1.16 a member of the Group (if not already a Principal Subsidiary) shall become a Principal Subsidiary on completion of any other intra-Group transfer or reorganisation if it would fulfil any of the tests in the first paragraph of this definition, were all relevant accounts to be prepared as at the completion of that transfer or reorganisation on the basis of the Original Financial Statements of the Original Borrower or its most recent consolidated audited financial statements delivered pursuant to Clause 21.1 (Financial statements), adjusted as appropriate to reflect the matters referred to in paragraph (d) above and to reflect all such transfers or reorganisations after the date of those then latest audited consolidated accounts of the Group;

1.17 except as provided in paragraph (e) above, once a person has become a Principal Subsidiary, it shall remain one until it has been demonstrated to the reasonable satisfaction of the Majority Lenders that it has ceased to fulfil the requirements of this definition; and

1.18 a certificate signed by a director of the Original Borrower that a member of the Group is or is not a Principal Subsidiary or certifying any adjustment referred to in paragraph (d) above shall, in the absence of manifest error, be conclusive and binding on all Parties.

"QUALIFYING LENDER" has the meaning given to it in Clause 14 (Tax gross-up and indemnities).

"QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined:

1.19     (if the currency is sterling) the first day of that period;

1.20 (if the currency is euro) two TARGET Days before the first day of that period; or

1.21 (for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

"REFERENCE BANKS" means, in relation to LIBOR, the principal London offices of The Chase Manhattan Bank and Lloyds TSB Bank Plc, and after the Syndication Date, at least one other Lender which shall be agreed between the Agent and the Original Borrower.

"RELEVANT INTERBANK MARKET" means the London interbank market.

"REPEATING REPRESENTATIONS" means each of the representations set out in Clauses
20.1 (Status) to 20.6 (Governing law and enforcement), and subject to paragraph
(a) of Clause 20 (Representations), Clause 20.16 (US matters).

"RESIGNATION LETTER" means a letter substantially in the form set out in
Schedule 7 (Form of Resignation Letter).

"REVOLVING COMMITMENT" means:

1.22 in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "REVOLVING COMMITMENT" in Part II of Schedule 1 (Original Parties) and the amount of any other Revolving Commitment transferred to it under this Agreement; and

1.23 in relation to any other Lender, the amount in the Base Currency of any Revolving Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"REVOLVING FACILITY" means the 364 day revolving loan facility made available under this Agreement as described in Clause 2 (The Facility).

"REVOLVING FACILITY TERMINATION DATE" means the date falling 364 days after the date of this Agreement.

"REVOLVING LOAN" means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.

"ROLLOVER LOAN" means one or more Revolving Loans:

1.24 made or to be made on the same day that a maturing Revolving Loan is due to be repaid;

1.25 the aggregate amount of which is equal to or less than the maturing Revolving Loan;

1.26 in the same currency as the maturing Revolving Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a Currency)); and

1.27 made or to be made to the same Borrower for the purpose of refinancing a maturing Revolving Loan.

"SCREEN RATE" means, in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period and displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Original Borrower and the Lenders.

"SECURITY" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"SELECTION NOTICE" means a notice substantially in the form set out in Part II of Schedule 3 (Requests).

"SPECIFIED TIME" means a time determined in accordance with Schedule 10 (Timetables).

"SUBSIDIARY" means, in relation to any company, a company:

1.28 which is controlled, directly or indirectly, by the first mentioned company;

1.29 more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company; or

1.30 which is a Subsidiary of another Subsidiary of the first mentioned company,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

"SUNSHINE ACQUISITION" means the acquisition of the issued shares of Sunquest Information Systems, Inc. (including any shares of (and American Depositary Shares representing shares of) Sunquest Information Systems, Inc. issued or to be issued whilst the Offer to purchase the shares remains open) and the subsequent merger of a Subsidiary of the Original Borrower with and into Sunquest Information Systems, Inc.

"SYNDICATION DATE" means the date falling 30 days after the date of this Agreement or such later date as may be agreed between the Arrangers and the Original Borrower.

"TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

"TARGET DAY" means any day on which TARGET is open for the settlement of payments in euro.

"TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"TAXES ACT" means the Income and Corporation Taxes Act 1988.

"TERM COMMITMENT" means:

1.31 in relation to a Lender party to this Agreement on the Revolving Facility Termination Date, the aggregate principal amount in Base Currency of that Lender's participation in each Revolving Loan converted to a Term Loan pursuant to Clause 7 (Term Out Option) and the amount of any other Term Commitment transferred to it under this Agreement; and

1.32 in relation to any other Lender, the amount in the Base Currency of any Term Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"TERM FACILITY" means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

"TERM FACILITY TERMINATION DATE" means the date falling 12 Months after the Revolving Facility Termination Date.

"TERM LOAN" means a loan made or to be made under the Term Facility or the principal amount outstanding for the time being of that loan.

"TERM OUT OPTION" means the right granted to the Original Borrower in Clause 7.1 (Grant of Term Out Option) to request (at its sole discretion) that one or more of the Revolving Loans outstanding on the Revolving Facility Termination Date be converted into one or more Term Loans.

"TOTAL COMMITMENTS" means:

1.33 prior to the Revolving Facility Termination Date, the Total Revolving Commitments; or

1.34 on or after the Revolving Facility Termination Date, the Total Term Commitments.

"TOTAL REVOLVING COMMITMENTS" means the aggregate of the Revolving Commitments being $700,000,000 at the date of this Agreement.

"TOTAL TERM COMMITMENTS" means the aggregate of the Term Commitments.

"TRANSFER CERTIFICATE" means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Agent and the Original Borrower.

"TRANSFER DATE" means, in relation to a transfer, the later of:

1.35     the proposed Transfer Date specified in the Transfer Certificate; and

1.36     the date on which the Agent executes the Transfer Certificate.

"UNPAID SUM" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

"UTILISATION" means a utilisation of the Facility.

"UTILISATION DATE" means:

1.37 in relation to a Revolving Loan, the date on which that Revolving Loan is to be made; and

1.38     in relation to a Term Loan, the Revolving Facility Termination Date.

"UTILISATION REQUEST" means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

"VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2      CONSTRUCTION

         1.1 Unless a contrary indication appears a reference in this Agreement to:

                  1.1.1 "ASSETS" includes present and future properties, revenues and rights of every description;

                  1.1.2 a "FINANCE DOCUMENT" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

                  1.1.3 "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

                  1.1.4 a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

                  1.1.5 a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

                  1.1.6 the "EQUIVALENT" on any date in one currency (the "FIRST CURRENCY") of an amount denominated in another currency (the "SECOND CURRENCY") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Agent at or about 11.00 a.m. on such date for the purchase of the first currency with the second currency;

                  1.1.7 a provision of law is a reference to that provision as amended or re-enacted; and

                  1.1.8    a time of day is a reference to London time.

         1.2 Mentioning anything after "INCLUDE", "INCLUDES" or "INCLUDING" does not limit what else might be included.

         1.3 Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

         1.4 Section, Clause and Schedule headings are for ease of reference only.

         1.5 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

         1.6 A Default (other than an Event of Default) is "CONTINUING" if it has not been remedied or waived and an Event of Default or Certain Funds Event of Default is "CONTINUING" if it has not been remedied or waived.

1.3      CURRENCY SYMBOLS AND DEFINITIONS
         A reference to:

         1.1 "$" and "DOLLARS" is a reference to the lawful currency of the United States of America;

         1.2 "L" and "STERLING" is a reference to the lawful currency of the United Kingdom; and

         1.3 "EUR" and "EURO" is a reference to the single currency unit of the Participating Member States.

1.4      THIRD PARTY RIGHTS

         1.1 Except as provided in a Finance Document, the terms of a Finance Document may be enforced only by a party to it and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

         1.2 Notwithstanding any provision of any Finance Document, the Parties to a Finance Document do not require the consent of any third party to rescind or vary any Finance Document at any time.

                                    SECTION 2
                                  THE FACILITY

2.       THE FACILITY

2.1      THE FACILITY
         Subject to the terms of this Agreement, the Lenders make available to the Borrowers:

         1.1 a multicurrency revolving loan facility in a principal aggregate amount equal to the Total Revolving Commitments; and

         1.2 if the Term Out Option is exercised, a multicurrency term loan facility in a principal aggregate amount equal to the Total Term Commitments.

2.2      LENDERS' RIGHTS AND OBLIGATIONS

         1.1 The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

         1.2 The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from an Obligor shall be a separate and independent debt.

         1.3 A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3      NO LENDING THROUGH US

         1.1 No Lender shall provide credit under the Finance Documents through an office located in the United States of America.

         1.2 Each Lender shall take all reasonable steps to ensure that any extension of credit under the Finance Documents is made and maintained "outside the United States" as that phrase is used in section 221.6(c) of Regulation U of the Board of Governors of the Federal Reserve System of the United States and in Regulation X Board of Governors of the Federal Reserve System of the United States.

3.       PURPOSE

3.1      PURPOSE
         Each Borrower shall apply all amounts borrowed by it under the Facility towards:

         1.1      its general corporate purposes;

         1.2      repayment of existing Financial Indebtedness; and/or

         1.3 acquisitions permitted by the Finance Documents and the Acquisitions and any liabilities and costs connected with them.

3.2      MONITORING
         No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.       CONDITIONS OF UTILISATION

4.1      INITIAL CONDITIONS PRECEDENT
         No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of
         Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Original Borrower and the Lenders promptly upon being so satisfied.

4.2      FURTHER CONDITIONS PRECEDENT
         1.1 Subject to Clause 4.5 (Certain funds), the Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation in Revolving Loans) and the Original Borrower will only be entitled to deliver a Conversion Notice under Clause 7.2 (Conversion Notice) if on each of the date of the Utilisation Request and the proposed Utilisation Date (in the case of a Revolving Loan) or on each of the date of the Conversion Notice and the Revolving Facility Termination Date (in the case of a Term Loan):

                  1.1.1 in relation to a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan, and, in relation to any other Loan, no Default is continuing or would result from the proposed Loan; and

                  1.1.2 the Repeating Representations to be made by each Obligor are true in all material respects.

         1.2 The Lenders will only be obliged to comply with Clause 6.3 (Change of currency) if, on the first day of an Interest Period, no Default is continuing or would result from the change of currency and the Repeating Representations to be made by each Obligor are true in all material respects.

4.3      CONDITIONS RELATING TO OPTIONAL CURRENCIES
         1.1 A currency will constitute an Optional Currency in relation to a Loan if:

                  1.1.1 it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Loan; and

                  1.1.2 it has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Loan except that no such approval shall be required for that Loan if it is to be denominated in sterling or euro.

         1.2 If the Agent has received a written request from the Original Borrower for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Original Borrower by the Specified Time:

                  1.2.1 whether or not the Lenders have granted their approval; and

                  1.2.2 if approval has been granted, the minimum amount (and, if required, whole multiples) for any subsequent Utilisation in that currency.

         1.3 If the euro constitutes an Optional Currency at any time, a Loan will only be made available in the euro unit.

4.4      MAXIMUM NUMBER OF LOANS
         1.1 A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than 5 Revolving Loans would be outstanding.

         1.2 The Original Borrower may not request that more than 5 Revolving Loans be converted to Term Loans under the Term Out Option.

         1.3 A Borrower may not request that a Term Loan be divided if, as a result of the proposed division, more than 7 Term Loans would be outstanding.

         1.4 Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

4.5      CERTAIN FUNDS
         In relation to any Revolving Loan requested to be made during the Certain Funds Period, the Lenders agree that, without prejudice to Clause 24.18 (Certain Funds Period):

         1.1 paragraph (a)(i) of Clause 4.2 (Further conditions precedent) shall only apply if a Certain Funds Event of Default has occurred which is continuing; and

         1.2 paragraph (a)(ii) of Clause 4.2 (Further conditions precedent) shall only apply to the Certain Funds Repeating
                  Representations.

                                    SECTION 3
                                   UTILISATION

5.       UTILISATION OF REVOLVING FACILITY

5.1      DELIVERY OF A UTILISATION REQUEST
         A Borrower may utilise the Revolving Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2      COMPLETION OF A UTILISATION REQUEST
         1.1 Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

                  1.1.1 the proposed Utilisation Date is a Business Day within the Availability Period;

                  1.1.2 the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

                  1.1.3 the proposed Interest Period complies with Clause 11 (Interest Periods).

         1.2      Only one Revolving Loan may be requested in each Utilisation
                  Request.

5.3      CURRENCY AND AMOUNT
         1.1 The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

         1.2 The amount of the proposed Revolving Loan must be an amount whose Base Currency Amount is not more than the Available Revolving Facility and which is:

                  1.2.1 if the currency selected is the Base Currency, a minimum of $15,000,000 and a whole multiple of $5,000,000 (or such other amount as may be agreed between the Original Borrower and the Agent);

                  1.2.2 if the currency selected is sterling, a minimum of L10,000,000 and a whole multiple of L5,000,000 (or such other amount as may be agreed between the Original Borrower and the Agent);

                  1.2.3 if the currency selected is euro, a minimum of EUR 10,000,000 and a whole multiple of EUR 5,000,000 (or such other amount as may be agreed between the Original Borrower and the Agent); or

                  1.2.4 if the currency selected is an Optional Currency other than sterling or euro, the minimum amount (or a whole multiple, if required) specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies).

5.4      LENDERS' PARTICIPATION IN REVOLVING LOANS
         1.1 If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Revolving Loan available through its Facility Office.

         1.2 The amount of each Lender's participation in each Revolving Loan will be equal to the proportion borne by its Available Revolving Commitment to the Available Revolving Facility immediately prior to making the Revolving Loan.

         1.3 The Agent shall notify each Lender of the amount, currency and the Base Currency Amount of each Revolving Loan at the Specified Time.

6.       OPTIONAL CURRENCIES

6.1      SELECTION OF CURRENCY
         1.1 A Borrower (or the Original Borrower on behalf of a Borrower) shall select the currency of a Loan:

                  1.1.1 (in the case of a Revolving Loan) in a Utilisation Request; and

                  1.1.2 (in the case of a Term Loan) in the Conversion Notice or a Selection Notice.

         1.2 If a Borrower (or the Original Borrower on behalf of a Borrower) fails to issue a Selection Notice in relation to a Term Loan, that Term Loan will remain denominated for its next Interest Period in the same currency in which it is then outstanding.

         1.3 If a Borrower (or the Original Borrower on behalf of a Borrower) issues a Selection Notice requesting a change of currency and the first day of the requested Interest Period is not a Business Day for the new currency, the Agent shall promptly notify the relevant Borrower and the Lenders and the Loan will remain in the existing currency (with Interest Periods running from one Business Day until the next Business
                  Day) until the next day which is a Business Day for both currencies, on which day the requested Interest Period will begin.

6.2      UNAVAILABILITY OF A CURRENCY
         If before the Specified Time on the relevant date specified in Schedule 10 (Timetables):

         1.1 the Agent has received notice from a Lender that the Optional Currency requested (unless that Optional Currency is sterling or euro) is not readily available to it in the amount required; or

         1.2 a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

         the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the maturing Revolving Loan that is due to be repaid) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3      CHANGE OF CURRENCY
         1.1 If a Term Loan is to be denominated in different currencies during two successive Interest Periods:

                  1.1.1 if the currency for the second Interest Period is an Optional Currency, the amount of the Loan in that Optional Currency will be calculated by the Agent as the amount of that Optional Currency equal to the Base Currency Amount of the Loan at the Agent's Spot Rate of Exchange at the Specified Time;

                  1.1.2 if the currency for the second Interest Period is the Base Currency, the amount of the Loan will be equal to the Base Currency Amount;

                  1.1.3 (unless the Agent and the relevant Borrower agree otherwise in accordance with paragraph (b) below) the Borrower that has borrowed the Term Loan shall repay it on the last day of the first Interest Period in the currency in which it was denominated for that Interest Period; and

                  1.1.4 (subject to Clause 4.2 (Further conditions precedent)) the Lenders shall re-advance that term Loan in the new currency in accordance with Clause
                           6.5 (Agent's calculations).

         1.2 If the Agent and the Borrower that has borrowed the Term Loan agree, the Agent shall:

                  1.2.1 apply the amount paid to it by the Lenders pursuant to paragraph (a)(iv) above (or so much of that amount as is necessary) in or towards purchase of an amount in the currency in which the Term Loan is outstanding for the first Interest Period; and

                  1.2.2 use the amount it purchases in or towards satisfaction of the relevant Borrower's obligations under paragraph (a)(iii) above.

         1.3      If the amount purchased by the Agent pursuant to paragraph
                  (b)(i) above is less than the amount required to be repaid by the relevant Borrower, the Agent shall promptly notify that Borrower and that Borrower shall, on the last day of the first Interest Period, pay an amount to the Agent (in the currency of the outstanding Term Loan for the first Interest Period) equal to the difference.

         1.4 If any part of the amount paid to the Agent by the Lenders pursuant to paragraph (a)(iv) above is not needed to purchase the amount required to be repaid by the relevant Borrower, the Agent shall promptly notify that Borrower and pay that Borrower, on the last day of the first Interest Period that part of that amount (in the new currency).

6.4      SAME OPTIONAL CURRENCY DURING SUCCESSIVE INTEREST PERIODS
         1.1 If a Term Loan is to be denominated in the same Optional Currency during two successive Interest Periods, the Agent shall calculate the amount of the Term Loan in the Optional Currency for the second of those Interest Periods (by calculating the amount of Optional Currency equal to the Base Currency Amount of that Term

                  Loan at the Agent's Spot Rate of Exchange at the Specified
                  Time) and (subject to paragraph (b) below):

                  1.1.1 if the amount calculated is less than the existing amount of that Term Loan in the Optional Currency during the first Interest Period, promptly notify the Borrower that has borrowed that Term Loan and that Borrower shall pay, on the last day of the first Interest Period, an amount equal to the difference; or

                  1.1.2 if the amount calculated is more than the existing amount of that Term Loan in the Optional Currency during the first Interest Period, promptly notify each Lender and, if no Event of Default is continuing, each Lender shall, on the last day of the first Interest Period, pay its participation in an amount equal to the difference.

         1.2 If the calculation made by the Agent pursuant to paragraph (a) above shows that the amount of the Term Loan in the Optional Currency has increased or decreased by less than five per cent. compared to its Base Currency Amount, no notification shall be made by the Agent and no payment shall be required under paragraph (a) above.

6.5      AGENT'S CALCULATIONS
         1.1 All calculations made by the Agent pursuant to this Clause 6 will take into account any repayment, prepayment, consolidation or division of Term Loans to be made on the last day of the first Interest Period.

         1.2 Each Lender's participation in a Loan will, subject to paragraph (a) above, be determined in accordance with paragraph (b) of Clause 5.4 (Lenders' participation in Revolving Loans) in the case of Revolving Loans, and Clause
                  7.4 (Lenders' participation in Term Loans) in the case of Term Loans.

7.       TERM OUT OPTION

7.1      GRANT OF TERM OUT OPTION
         The Lenders grant the Term Out Option to the Original Borrower on the terms and subject to the conditions of this Agreement.

7.2      CONVERSION NOTICE
         The Original Borrower shall be entitled to exercise the Term Out Option by giving a Conversion Notice to the Agent no more than 30 and no less than 10 Business Days' prior to the Revolving Facility Termination Date. Such Conversion Notice shall be irrevocable. The Agent shall promptly send a copy of the Conversion Notice to each Lender.

7.3      TERM OUT
         If:

         1.1 the Original Borrower has delivered a Conversion Notice to the Agent under Clause 7.2 (Conversion Notice); and

         1.2 the provisions of Clause 4.2 (Further conditions precedent) have been satisfied, then on the Revolving Facility Termination Date, each Revolving Loan referred to in the Conversion Notice shall:

         1.3 automatically be converted into a Term Loan to the relevant Borrower of an amount and in the currency in which that Revolving Loan was denominated; and

         1.4 shall not be repaid on the last day of its Interest Period but instead shall be repaid on the Term Facility Termination Date.

7.4      LENDERS' PARTICIPATION IN TERM LOANS
         Each Lender party to this Agreement on the Revolving Facility Termination Date shall be deemed to participate through its Facility Office in each Term Loan made pursuant to this Clause 7 in the same proportion as it participated in each corresponding Revolving Loan.

7.5      CANCELLATION OF REVOLVING COMMITMENTS
         On the Revolving Facility Termination Date, the Revolving Commitment of each Lender shall be automatically cancelled and reduced to zero.

                                    SECTION 4
                     REPAYMENT, PREPAYMENT AND CANCELLATION

8.       REPAYMENT

8.1      REPAYMENT OF REVOLVING LOANS
         Each Borrower that has drawn a Revolving Loan that is not being converted to a Term Loan under Clause 7 (Term Out Option), shall repay that Revolving Loan in full on the last day of its Interest Period.

8.2      REPAYMENT OF TERM LOANS
         Each Borrower that has drawn a Term Loan shall repay that Term Loan in full on the Term Facility Termination Date.

9.       PREPAYMENT AND CANCELLATION

9.1      ILLEGALITY
         If it becomes unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in any Loan:

         1.1 that Lender shall promptly notify the Agent upon becoming aware of that event;

         1.2 upon the Agent notifying the Original Borrower, the Commitment of that Lender will be immediately cancelled; and

         1.3 each Borrower shall repay that Lender's participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Original Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

9.2      VOLUNTARY CANCELLATION
         The Original Borrower may, if it gives the Agent not less than 10 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $10,000,000 and a whole multiple of $5,000,000) of the Available Revolving Facility. Any cancellation under this Clause 9.2 shall reduce the Revolving Commitments of the Lenders rateably.

9.3      VOLUNTARY PREPAYMENT OF LOANS
         The Borrower to whom a Loan has been made may, if it gives the Agent not less than 10 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of $10,000,000 and a whole multiple of $5,000,000).

9.4      RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER

         1.1      If:

                  1.1.1 any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 14.2 (Tax gross-up); or

                  1.1.2 any Lender claims indemnification from the Original Borrower under Clause 14.3 (Tax indemnity) or Clause
                           15.1 (Increased costs),

                  the Original Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

         1.2 On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

         1.3 On the last day of each Interest Period which ends after the Original Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Original Borrower in that notice), each Borrower to whom a Loan is outstanding shall repay that Lender's participation in that Loan.

9.5      RESTRICTIONS

         1.1 Any notice of cancellation or prepayment given by any Party under this Clause 9 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

         1.2 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

         1.3 No Borrower may reborrow any part of the Term Facility which is prepaid.

         1.4 Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

         1.5 The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

         1.6 No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

         1.7 If the Agent receives a notice under this Clause 9 it shall promptly forward a copy of that notice to either the Original Borrower or the affected Lender, as appropriate.

                                    SECTION 5
                              COSTS OF UTILISATION

10.      INTEREST

10.1     CALCULATION OF INTEREST
         The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

         1.1      Margin;

         1.2      LIBOR; and

         1.3      Mandatory Cost, if any.

10.2     PAYMENT OF INTEREST
         The Borrower to whom a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period, (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

10.3     DEFAULT INTEREST

         1.1 If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 10.3 shall be immediately payable by the Obligor on demand by the Agent.

         1.2 Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

10.4     NOTIFICATION OF RATES OF INTEREST
         The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

11.      INTEREST PERIODS

11.1     SELECTION OF INTEREST PERIODS

         1.1 A Borrower (or the Original Borrower on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request (in the case of a Revolving Loan) or a Selection Notice or the Conversion Notice (in the case of a Term Loan) for that Loan.

         1.2 Each Selection Notice for a Term Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Original Borrower on behalf of a Borrower) to whom that Term Loan was made not later than the Specified Time.

         1.3 If a Borrower (or the Original Borrower) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, be one Month.

         1.4 Subject to this Clause 11, a Borrower (or the Original Borrower) may select an Interest Period of one, three or six Months or any other period agreed between the Original Borrower and the Agent (acting on the instructions of all the Lenders).

         1.5 An Interest Period for a Revolving Loan shall not extend beyond the Revolving Facility Termination Date and an Interest Period for a Term Loan shall not extend beyond the Term Facility Termination Date.

         1.6 The first Interest Period for each Term Loan shall start on the Utilisation Date and each subsequent Interest Period for that Term Loan shall start on the last day of the immediately preceding Interest Period.

         1.7      A Revolving Loan has one Interest Period only.

         1.8 Prior to the Syndication Date, Interest Periods shall be one month or such other period as the Agent and the relevant Borrower (or the Original Borrower) may agree.

11.2     NON-BUSINESS DAYS
         If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.3     CONSOLIDATION AND DIVISION OF TERM LOANS
         1.1      Subject to paragraph (b) below, if two or more Interest
                  Periods:

                  1.1.1    relate to Term Loans in the same currency;

                  1.1.2    end on the same date; and

                  1.1.3    are made to the same Borrower,

                  those Term Loans will, unless that Borrower (or the Original Borrower on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Term Loan on the last day of the Interest Period.

         1.2 Subject to Clause 4.4 (Maximum number of Loans) and Clause 5.3 (Currency and amount), if a Borrower (or the Original Borrower on its behalf) requests in a Selection Notice that a Term Loan be divided into two or more Term Loans, that Term Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, being an aggregate Base Currency Amount equal to the Base Currency Amount of the Term Loan immediately before its division.

12.      CHANGES TO THE CALCULATION OF INTEREST

12.1     ABSENCE OF QUOTATIONS
         Subject to Clause 12.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

12.2     MARKET DISRUPTION
         1.1 If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

                  1.1.1    the Margin;

                  1.1.2 the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

                  1.1.3 the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

         1.2      In this Agreement "MARKET DISRUPTION EVENT" means:

                  1.2.1 at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant currency and Interest Period; or

                  1.2.2 before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

12.3     ALTERNATIVE BASIS OF INTEREST OR FUNDING
         1.1 If a Market Disruption Event occurs and the Agent or the Original Borrower so requires, the Agent and the Original Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

         1.2 Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Original Borrower, be binding on all Parties.

12.4     BREAK COSTS
         1.1 Each Borrower shall, within three Business Days of demand by the Agent on behalf of a Finance Party, pay to the Agent on behalf of that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

         1.2 Each Lender shall, as soon as reasonably practicable after a demand by the Original Borrower, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

13.      FEES

13.1     COMMITMENT FEE
         1.1 The Original Borrower shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 0.15 per cent. per annum on that Lender's Available Revolving Commitment for the Availability Period.

         1.2 The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

13.2     FRONT END FEE
         The Original Borrower shall pay to the Arrangers for distribution between the Lenders in the manner determined by the Arrangers, a front end fee in the Base Currency in the amount and at the time agreed in a Fee Letter.

13.3     AGENCY FEE
         The Original Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

13.4     TERM OUT FEE
         If the Term Out Option is exercised, the Original Borrower shall, within 5 Business Days of the Revolving Facility Termination Date, pay to the Agent (for the account of each Lender), a term out fee in the Base Currency computed at the rate of 0.1 per cent. per annum of the amount of the Term Loans.

                                    SECTION 6
                         ADDITIONAL PAYMENT OBLIGATIONS

14.      TAX GROSS UP AND INDEMNITIES

14.1     DEFINITIONS
         1.1      In this Clause 14:

                  "EXEMPTION" means the disapplication pursuant to section 349A of the Taxes Act of an obligation to deduct Tax.

                  "PROTECTED PARTY" means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

                  "QUALIFYING LENDER" means, on the date a payment falls due, a Lender which is:

                  1.1.1    beneficially entitled to that payment and is:

                  1.1.2 a company resident in the United Kingdom for tax purposes;

                  1.1.3 a partnership each member of which is a company resident in the United Kingdom for tax purposes; or

                  1.1.4 a company not resident in the United Kingdom which carries on a trade in the United Kingdom through a branch or agency and which brings into account that payment in computing its chargeable profits (within the meaning given by section 11(2) of the Taxes Act), and has provided to the Original Borrower, and has not retracted, a Tax Confirmation with respect to itself;

                  1.1.5 within the charge to United Kingdom corporation tax as respects that payment and that is a Lender in respect of an advance made by a person that was a bank (as defined for the purpose of section 349 of the Taxes Act in section 840A of the Taxes Act) at the time that advance was made; or

                  1.1.6    a Treaty Lender.

                  "TAX CONFIRMATION" means a confirmation by a Lender that the person beneficially entitled to a payment under a Finance Document is either:

                  1.1.7 a company resident in the United Kingdom or a partnership each member of which is a company resident in the United Kingdom; or

                  1.1.8 a company not resident in the United Kingdom which carries on a trade through a branch or agency in the United Kingdom and that payment falls to be brought into account in computing the chargeable profits of that company for the purposes of section 11(2) of the Taxes Act.

                  "TAX CREDIT" means a credit against, relief or remission for, or repayment of, any Tax.

                  "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

                  "TAX PAYMENT" means an increased payment made by an Obligor to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

                  "TREATY LENDER" means a Lender which is, on the date a payment falls due, entitled to that payment under a double taxation agreement in force on that date (subject to the completion of any necessary procedural formalities) without a Tax Deduction.

                  "UK NON-BANK LENDER" means a Lender which becomes a Party to this Agreement after the date of this Agreement and which is identified as a UK Non-Bank Lender in the relevant Transfer Certificate.

         1.2 In this Clause 14 a reference to "DETERMINES" or "DETERMINED" means a determination made in the absolute discretion of the person making the determination.

14.2     TAX GROSS-UP
         1.1 Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

         1.2 The Original Borrower or a Lender shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Lender it shall notify the Original Borrower and that Obligor.

         1.3 If a Tax Deduction is required by law to be made by an Obligor in one of the circumstances set out in paragraph (d) below, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

         1.4 The circumstances referred to in paragraph (c) above are where a person entitled to the payment:

                  1.4.1    is the Agent or an Arranger (on its own behalf);

                  1.4.2 is a Qualifying Lender, unless that Qualifying Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate the Tax Deduction is required to be made as a result of the failure of that Qualifying Lender to comply with paragraph (g) below; or

                  1.4.3 is not or has ceased to be a Qualifying Lender to the extent that this altered status results from any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or published concession of any relevant taxing authority.

         1.5 If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

         1.6 Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

         1.7 A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

         1.8      A UK Non-Bank Lender shall:

                  1.8.1 give a Tax Confirmation to the Original Borrower in the Transfer Certificate signed by it; and

                  1.8.2 promptly notify the Original Borrower and the Agent if there is any change in the position from that set out in its Tax Confirmation.

         1.9 If an Obligor incurs any loss or liability for or on account of Tax solely as a result of any Tax Confirmation being incorrect at the time it was made then, unless this is caused by any change after the date of this Agreement in, or in the interpretation, administration or application of, any law or regulation, the Lender must pay to the Obligor an amount equal to the loss or liability incurred.

14.3     TAX INDEMNITY
         1.1 The Original Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

         1.2 Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

                  1.2.1 under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

                  1.2.2 under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party.

         1.3 Paragraph (a) above shall not apply to any Tax assessed on a Finance Party for which it has been compensated under Clause
                  14.2 (Tax gross-up) or in respect of which that Finance Party would be entitled to be so compensated but for the fact that the circumstances set out in paragraph (d) of that Clause do not apply.

         1.4 A Protected Party making, or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Original Borrower.

         1.5 A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Agent.

14.4     TAX CREDIT
         If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

         1.1      a Tax Credit is attributable to that Tax Payment; and

         1.2 that Finance Party has obtained, utilised and retained that Tax Credit,

         the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

14.5     STAMP TAXES
         The Original Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

14.6     VALUE ADDED TAX
         1.1 All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by a Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

         1.2 Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses to the extent that that Finance Party determines that it is not entitled to repayment or credit in respect of the VAT.

15.      INCREASED COSTS

15.1     INCREASED COSTS
         1.1 Subject to Clause 15.3 (Exceptions), the Original Borrower shall within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or
                  (ii) compliance with any law or regulation made after the date of this Agreement.

         1.2      In this Agreement "INCREASED COSTS" means:

                  1.2.1 a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

                  1.2.2    an additional or increased cost; or

                  1.2.3 a reduction of any amount due and payable under any Finance Document,

                  which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

15.2     INCREASED COST CLAIMS
         1.1      A Finance Party intending to make a claim pursuant to Clause
                  15.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Original Borrower.

         1.2 Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs which provides reasonable details of the calculation of those Increased Costs.

15.3     EXCEPTIONS
         1.1 Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:

                  1.1.1 attributable to a Tax Deduction required by law to be made by an Obligor;

                  1.1.2 compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because the exclusion in paragraph (b) of Clause 14.3 (Tax indemnity) applied);

                  1.1.3    compensated for by the payment of the Mandatory Cost;
                           or

                  1.1.4 attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

         1.2 In this Clause 15.3, a reference to a "TAX DEDUCTION" has the same meaning given to the term in Clause 14.1 (Definitions).

16.      OTHER INDEMNITIES

16.1     CURRENCY INDEMNITY
         1.1 If any sum due from an Obligor under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

                  1.1.1 making or filing a claim or proof against that Obligor;

                  1.1.2 obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

         1.2 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2     OTHER INDEMNITIES
         The Original Borrower shall (or shall procure that an Obligor shall), within three Business Days of demand, indemnify each Lender against any cost, loss or liability incurred by that Lender as a result of:

         1.1      the occurrence of any Event of Default;

         1.2 a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Lenders);

         1.3 funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

         1.4 a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Original Borrower.

16.3     INDEMNITY TO THE AGENT
         The Original Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

         1.1 investigating any event which it reasonably believes is a Default;

         1.2 entering into or performing any foreign exchange contract for the purposes of Clause 6 (Optional Currencies); or

         1.3 acting or relying on any notice, request or instruction from an Obligor which it reasonably believes to be (but which is not) genuine, correct and appropriately authorised.

17.      MITIGATION BY THE LENDERS

17.1     MITIGATION
         1.1 Each Finance Party shall, in consultation with the Original Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

         1.2 Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

17.2     LIMITATION OF LIABILITY
         1.1 The Original Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

         1.2      A Finance Party is not obliged to take any steps under Clause
                  17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18.      COSTS AND EXPENSES

18.1     TRANSACTION EXPENSES
         The Original Borrower shall promptly on demand pay the Agent and the Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

         1.1 this Agreement and any other documents referred to in this Agreement; and

         1.2 any other Finance Documents executed at the request of an Obligor after the date of this Agreement.

18.2     AMENDMENT COSTS
         If:

         1.1      an Obligor requests an amendment, waiver or consent; or

         1.2 an amendment is required pursuant to Clause 30.9 (Change of currency),

         the Original Borrower shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

18.3     ENFORCEMENT COSTS
         The Original Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

                                    SECTION 7
                                    GUARANTEE

19.      GUARANTEE AND INDEMNITY

19.1     GUARANTEE AND INDEMNITY
         Each Guarantor irrevocably and unconditionally jointly and severally:

         1.1 guarantees to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;

         1.2 undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

         1.3 indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

19.2     CONTINUING GUARANTEE
         This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3     REINSTATEMENT
         If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

         1.1 the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

         1.2 each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

19.4     WAIVER OF DEFENCES
         The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:

         1.1 any time, waiver or consent granted to, or composition with, any Obligor or other person;

         1.2 the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

         1.3 the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         1.4 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

         1.5 any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

         1.6 any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

         1.7      any insolvency or similar proceedings.

19.5     IMMEDIATE RECOURSE
         Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.6     APPROPRIATIONS
         Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

         1.1 refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

         1.2 hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 19 (with interest being credited to such account).

19.7     DEFERRAL OF GUARANTORS' RIGHTS
         Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

         1.1      to be indemnified by an Obligor;

         1.2 to claim any contribution from any other Guarantor of any Obligor's obligations under the Finance Documents; and/or

         1.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

19.8     ADDITIONAL SECURITY
         This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

                                    SECTION 8
               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20.   REPRESENTATIONS

      Each Obligor makes in respect of itself, and the Original Borrower makes in respect of itself and each other Obligor, the representations and warranties set out in this Clause 20 to each Finance Party on the date of this Agreement, except that the representations and warranties set out in:

      1.1 Clause 20.16 (US matters) shall be made by the Original Borrower only; and

      1.2 paragraphs (a) to (c) of Clause 20.9 (No misleading information) shall be made on the date on which the Information Memorandum is approved by the Original Borrower.

20.1  STATUS

      1.1 It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

      1.2 It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

20.2  BINDING OBLIGATIONS

      The obligations expressed to be assumed by it in each Finance Document are, subject to any qualifications as to matters of law as at the date of this Agreement which are referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 26 (Changes to the Obligors), legal, valid, binding and enforceable obligations.

20.3  NON-CONFLICT WITH OTHER OBLIGATIONS

      The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

      1.1   any law or regulation applicable to it;

      1.2   its constitutional documents; or

      1.3 any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group's assets to an extent or in a manner which might reasonably be expected to have a Material Adverse Effect.

20.4  POWER AND AUTHORITY

      It has the power to enter into, perform and deliver, and has taken all necessary corporate action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

20.5  VALIDITY AND ADMISSIBILITY IN EVIDENCE

      All Authorisations required or desirable:

      1.1 to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

      1.2 to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

      have been obtained or effected and are in full force and effect.

20.6  GOVERNING LAW AND ENFORCEMENT

      The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

20.7  NO FILING OR STAMP TAXES

      Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents.

20.8  NO DEFAULT

      1.1 No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

      1.2 No other event or circumstance is outstanding which constitutes a default by it or any of its Subsidiaries under any other agreement relating to Financial Indebtedness which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries') assets are subject which might have a Material Adverse Effect.

20.9  NO MISLEADING INFORMATION

      1.1 Any factual information provided by an Obligor for the purposes of the Information Memorandum is true and accurate in all material respects as at the date the Information Memorandum is approved by the Original Borrower.

      1.2 The financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of assumptions made after careful consideration.

      1.3 Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

      1.4 All written information (other than the Information Memorandum) supplied by the Original Borrower to a Finance Party after the date of this Agreement is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect at that date PROVIDED THAT any non-wilful breach of this paragraph shall not give rise to an Event of Default.

20.10 FINANCIAL STATEMENTS

      1.1 Its Original Financial Statements were prepared in accordance with GAAP consistently applied unless expressly disclosed to the contrary.

      1.2 Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of any Obligor which has Subsidiaries) during the relevant financial year.

      1.3 There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Original Borrower) since the date on which its Original Financial Statements are stated to have been prepared.

20.11 PARI PASSU RANKING

      Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law.

20.12 NO PROCEEDINGS PENDING OR THREATENED

      No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which are reasonably likely to be adversely determined and, if so, would have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

20.13 ENVIRONMENTAL COMPLIANCE

      Each member of the Group has performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so would have a Material Adverse Effect.

20.14 ENVIRONMENTAL CLAIMS

      No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group where that claim would be reasonably likely to be determined against that member of the Group and, if so, would have a Material Adverse Effect.

20.15 TAXATION

      1.1 It has duly and punctually paid and discharged all Taxes shown in its Tax returns or any assessment made against it to be due and payable within the time period allowed without incurring penalties except to the extent that (i) payment is being contested in good faith by appropriate proceedings, (ii) it has maintained adequate reserves for those Taxes in accordance with GAAP, (iii) payment can be lawfully withheld and (iv) failure to pay would not have a Material Adverse Effect.

      1.2 It is not materially overdue in the filing of any Tax returns except where failure to do so would not have a Material Adverse Effect.

      1.3 No claims are being asserted against it with respect to Taxes except to the extent that (i) payment is being contested in good faith by appropriate proceedings, (ii) it has maintained adequate reserves for those Taxes in accordance with GAAP, (iii) payment can be lawfully withheld and (iv) those claims would not have a Material Adverse Effect.

20.16 US MATTERS

      1.1   (COMPLIANCE WITH ERISA)

            1.1.1 The Original Borrower and each Subsidiary and ERISA Affiliate of the Original Borrower has fulfilled all its material contribution obligations under the minimum funding standards of ERISA, and the Code, with respect to any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under section 412 of the Code maintained by it, that Subsidiary or ERISA Affiliate or to which it, that Subsidiary or ERISA Affiliate makes contributions, has within the previous five years made contributions or has an obligation to make contributions (a "PLAN").

            1.1.2 Each Plan is in compliance in all material respect with the presently applicable provisions of ERISA and the Code, and neither the Original Borrower nor any Subsidiary or ERISA Affiliate of the Original Borrower has incurred or expects to incur any material liability to the Pension Benefit Guaranty Corporation of the United States (or any entity succeeding to any or all of its functions under ERISA) or to a Plan under Title IV of ERISA.

            1.1.3 Neither the Original Borrower nor any of its Subsidiaries or
                  ERISA Affiliates has incurred any material liability to or on account of a Plan pursuant to the penalty provisions of Title I or Title IV of ERISA or expects to incur any such material liability thereunder with respect to any such Plan.

      1.2 (INVESTMENT COMPANY ACT) Neither the Original Borrower nor any of its Subsidiaries is an "INVESTMENT COMPANY" or a "COMPANY CONTROLLED BY AN INVESTMENT COMPANY" within the meaning of the United States Investment Company Act of 1940.

      1.3 (MARGIN STOCK) No part of the proceeds of any Loan will be used (i) for any purpose which violates the provisions of the Margin Regulations, or (ii) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, other than in the case of (ii), that portion of the proceeds of any Loan applied towards financing an Acquisition.

20.17 REPETITION

      1.1 The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on:

            1.1.1 the date of each Utilisation Request or Selection Notice, the first day of each Interest Period and the date of the Conversion Notice; and

            1.1.2 in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor.

      1.2 During the Certain Funds Period, only the Certain Funds Repeating Representations are be deemed to be made by each Obligor or Additional Obligor on the dates specified in paragraph (a) above.

21.   INFORMATION UNDERTAKINGS

      The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1  FINANCIAL STATEMENTS

      The Original Borrower shall supply to the Agent in sufficient copies for all the Lenders:

      1.1 as soon as the same become available, but in any event within 120 days after the end of each of its financial years:

            1.1.1 its audited consolidated financial statements for that financial year; and

            1.1.2 the audited financial statements of each Obligor for that financial year (consolidated, where available) except that if any Obligor is incorporated in a jurisdiction in which it is not required to produce audited accounts or in which it is not customary to do so, the Original Borrower may instead supply unaudited accounts in respect of that Obligor; and

      1.2 as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years:

            1.2.1 its consolidated financial statements for that financial half year; and

            1.2.2 the financial statements of each Obligor for that financial half year (consolidated, where available).

21.2  COMPLIANCE CERTIFICATE

      1.1 The Original Borrower shall supply to the Agent, with each set of financial statements delivered by it pursuant to paragraph (a)(i) or
            (b)(i) of Clause 21.1 (Financial statements), a Compliance Certificate as to compliance with Clause 22 (Financial covenants) as at the date as at which those financial statements were drawn up.

      1.2 Each Compliance Certificate shall be signed by a director of the Original Borrower.

21.3  PRINCIPAL SUBSIDIARIES

      The Original Borrower shall supply to the Agent with each set of financial statements delivered by it pursuant to paragraph (a)(i) or
      (b)(i) of Clause 21.1 (Financial statements) or, within 14 days after any request made by the Agent (acting reasonably), a certificate signed on its behalf by a director of the Original Borrower:

      1.1 listing the Principal Subsidiaries as at the end of the Relevant Period (or, as at the date specified in the Agent's request, which date must be not less than 15 nor more than 45 days before the date of the request and which must be at the end of a month); and

      1.2 setting out in reasonable detail and in a form satisfactory to the Agent the computations necessary to justify the inclusions in, and exclusions from, that list.

21.4  REQUIREMENTS AS TO FINANCIAL STATEMENTS

      1.1 The Original Borrower shall ensure that each set of its financial statements delivered by it pursuant to Clause 21.1 (Financial statements) is prepared using GAAP and accounting practices and financial reference periods consistent with those applied in the preparation of its Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP or the accounting practices or reference periods and it delivers to the Agent a certificate signed by a director setting out:

            1.1.1 a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which its Original Financial Statements were prepared; and

            1.1.2 sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and its Original Financial Statements.

      1.2 If the Original Borrower notifies the Agent of a change in accordance with paragraph (a) above then the Original Borrower and Agent shall enter into negotiations in good faith with a view to agreeing:

            1.2.1 whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

            1.2.2 if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms,

            and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

            Any reference in this Agreement to the Original Borrower's financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Borrower's Original Financial Statements were prepared.

21.5  INFORMATION: MISCELLANEOUS

      The Original Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

      1.1 all documents dispatched by the Original Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

      1.2 promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which are reasonably likely to be adversely determined and, if so, would have a Material Adverse Effect; and

      1.3 promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.

21.6  NOTIFICATION OF DEFAULT

      1.1 Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

      1.2 Promptly upon a request by the Agent, the Original Borrower shall supply to the Agent a certificate signed by a director or two senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

22.   FINANCIAL COVENANTS

22.1  FINANCIAL DEFINITIONS

      In this Clause 22:

      "ADJUSTED EBITDA" means, in respect of any Relevant Period, EBITDA for that Relevant Period adjusted by:

      1.1 crediting EBITDA for that Relevant Period (on an annualised basis) for any Subsidiaries acquired during that Relevant Period; and

      1.2 debiting EBITDA for that Relevant Period (on an annualised basis) for any Subsidiaries disposed of during that Relevant Period,

      and where amounts are denominated in a currency other than sterling, using an exchange rate determined in accordance with GAAP.

      "BORROWINGS" means, in respect of any Relevant Period without double counting, the aggregate outstanding principal, capital or nominal amount of Financial Indebtedness on the last day of that Relevant Period (determined on a consolidated basis and calculated using the exchange rate applying on the calculation date) of the members of the Group and shall include:

      1.3 the outstanding amount of any bills of exchange or promissory notes on which any member of the Group is liable as drawer (but only if the relevant bill is not beneficially owned by it), acceptor, issuer, endorser or otherwise (but excluding any bill or note drawn, accepted or issued by that member of the Group in the ordinary course of trading and which is payable at sight or not more than 90 days after sight or has a final maturity of not more than 90 days from its issue date and is not re-financing another bill or note relating to the same underlying transaction);

      1.4 to the extent paid up or credited as paid up, the nominal amount of any redeemable shares issued by any member of the Group;

      1.5 any fixed or minimum premium payable on redemption or repayment of any Financial Indebtedness; and

      1.6 the amount of any Financial Indebtedness consisting of deferred consideration but only where the amount payable can be determined at such time or, where the amount cannot be determined at such time but the Financial Indebtedness consisting of deferred consideration will not be less than an amount which can be determined, the amount so determined, but excluding:

      1.7 any indebtedness referred to in paragraph (b)(iii) of Clause 23.12 (Loans and guarantees);

      1.8 any Financial Indebtedness owed by one member of the Group to another; and

      1.9 any moneys borrowed from any member of the Group by the trustee of an employee share option scheme for the benefit of employees of any member of the Group required to be recognised as a liability of any member of the Group by Financial Reporting Standard 5 (Reporting the Substance of Transactions).

      For this purpose, moneys borrowed or raised which are on a particular day outstanding or repayable in a currency other than sterling shall on that day be taken into account (i) if that day is a date as at which the Original Borrower's audited consolidated balance sheet has been prepared, in their sterling equivalent at the rate of exchange used for the purpose of preparing that balance sheet and (ii) in any other case in their sterling equivalent as at 11.00 a.m. on the last Business Day of the previous month.

      "CASH AND CASH EQUIVALENTS" means, in respect of any Relevant Period, the sum of:

      1.10 the then current market value of marketable debt securities issued or guaranteed by the government of the United States of America or the United Kingdom;

      1.11 deposits for a term of 3 months or less and money at call with the Agent or a recognised bank, building society or financial institution incorporated or established in the OECD having a rating of at least A granted by Standard & Poor's Rating Services or at least A2 by Moody's Investors Service Inc., except to the extent they constitute Excluded Cash;

      1.12 the then current market value of any certificate of deposit the term of which has 3 months or less remaining to maturity issued by the Agent or a recognised bank, building society or financial institution incorporated or established in the OECD having a rating of A granted by Standard & Poor's Rating Services, or at least A2 by Moody's Investors Service Inc.;

      1.13 (if positive) the marked to market value of any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price; and

      1.14  any cash in hand or cash at bank other than Excluded Cash,

      held by or for a member of the Group on the last day of that Relevant Period.

      "EBITDA" means, for any Relevant Period, PBIT before deduction of any amount attributable to the amortisation of intangible assets and depreciation of tangible assets.

      "EXCLUDED CASH" means, in respect of any member of the Group on the last day of a Relevant Period, the amount (if any) of any Cash or Cash Equivalents of that member of the Group held outside the United Kingdom which, or the proceeds of which, is or are prohibited at that time by applicable foreign exchange or other laws from being applied to meet any indebtedness included in the calculation of Borrowings or to be remitted to the United Kingdom.

      "NET BORROWINGS" means, in respect of any Relevant Period, Borrowings less Cash and Cash Equivalents.

      "NET INTEREST PAYABLE" means, in respect of any Relevant Period:

      1.15 the aggregate amount of the interest (including the interest element of leasing and hire purchase payments and capitalised interest), commission, fees, discounts and other finance payments payable by any member of the Group (including any commission, fees, discounts and other finance payments payable by any member of the Group under any interest rate hedging arrangement) but deducting any amount deemed to be interest in accordance with Financial Reporting Standard 12 (Provisions, Contingent Liabilities and Contingent Assets) and any interest in respect of any indebtedness referred to in paragraph (b)(iii) of Clause 23.12 (Loans and guarantees);

      less:

      1.16 the aggregate of any interest receivable by any member of the Group on any deposit or bank account and any commission, fees, discounts and other finance payments receivable by any member of the Group under any interest rate hedging instrument.

      "PBIT" means, in relation to any Relevant Period, the consolidated operating profit of the Group from continuing operations but before tax and excluding:

      1.17  any exceptional or extraordinary items; and

      1.18  Net Interest Payable for that Relevant Period.

      For this purpose, the consolidated operating profit of the Group shall be determined in accordance with the definition of "HEADLINE EARNINGS" set out in paragraphs 21 and 22 of Statement of Investment Practice No. 1 published by the Institute of Investment Management and Research, including any adjustments to exclude any profits or losses arising on:

      1.19  the termination or sale of any discontinued operation; and

      1.20 the sale of fixed assets or businesses or on their permanent diminution or write-off (including the write-off and amortisation of goodwill).

      "RELEVANT PERIOD" means:

      1.21 each period of twelve months ending on the last day of the Original Borrower's financial year; and

      1.22 each period of twelve months ending on the last day of the first half of the Original Borrower's financial year.

22.2  FINANCIAL CONDITION

      The Original Borrower shall ensure that:

      1.1 the ratio of Net Borrowings to Adjusted EBITDA for each Relevant Period shall not exceed 3:1; and

      1.2 the ratio of EBITDA to Net Interest Payable for each Relevant Period shall not be less than 4.5:1.

22.3  FINANCIAL TESTING

      The financial covenants set out in Clause 22.2 (Financial condition) shall be tested for each Relevant Period by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to Clause 21.2 (Compliance Certificate).

23.   GENERAL UNDERTAKINGS

      The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1  AUTHORISATIONS

      Each Obligor shall promptly:

      1.1 obtain, comply with and do all that is necessary to maintain in full force and effect; and

      1.2   supply certified copies to the Agent of,

      any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

23.2  COMPLIANCE WITH LAWS

      Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

23.3  PARI PASSU RANKING

      Each Obligor shall ensure that at all times its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law.

23.4  NEGATIVE PLEDGE

      1.1 No Obligor shall (and the Original Borrower shall ensure that no other member of the Group shall) create or permit to subsist any Security over any of its assets.

      1.2 No Obligor shall (and the Original Borrower shall ensure that no other member of the Group shall):

            1.2.1 sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

            1.2.2 sell, transfer or otherwise dispose of any of its receivables on recourse terms;

            1.2.3 enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

            1.2.4 enter into any other preferential arrangement having a similar effect,

            in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

      1.3   Paragraphs (a) and (b) above do not apply to:

            1.3.1 any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

            1.3.2 any lien arising by operation of law and in the ordinary course of trading;

            1.3.3 except where the supplier is another member of the Group, any title transfer or retention of title arrangement entered into by any member of the Group in the normal course of trading on the supplier's standard or usual terms;

            1.3.4 any Security over or affecting (or transaction
                  ("QUASI-SECURITY") described in paragraph (b) above affecting) any asset acquired by a member of the Group (except any asset acquired from another member of the Group) after the date of this Agreement if:

            1.3.5 the Security or Quasi-Security was not created in
                  contemplation of the acquisition of that asset by a member of the Group;

            1.3.6 the principal amount secured has not been increased in contemplation of, or since the acquisition of, that asset by a member of the Group; and

            1.3.7 the Security or Quasi-Security is removed or discharged within nine months of the date of acquisition of such asset unless the Original Borrower has demonstrated to the satisfaction of the Agent that that member of the Group (1) is not contractually entitled to repay the Financial Indebtedness secured by that Security, and (2) has used reasonable endeavours to procure the discharge of that Security, unless the Majority Lenders consent otherwise;

            1.3.8 any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if:

            1.3.9 the Security or Quasi-Security was not created in
                  contemplation of the acquisition of that company;

            1.3.10 the principal amount secured has not increased in
                  contemplation of, or since the acquisition of, that company;
                  and

            1.3.11 the Security or Quasi-Security is removed or discharged within nine months of that company becoming a member of the Group unless the Original Borrower has demonstrated to the satisfaction of the Agent that that member of the Group (1) is not contractually entitled to repay the Financial Indebtedness secured by that Security, and (2) has used reasonable endeavours to procure the discharge of that Security, unless the Majority Lenders consent otherwise;

            1.3.12 any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security other than any permitted under this paragraph (c)) does not exceed L5,000,000 (or its equivalent);

            1.3.13 any Security created in connection with escrow arrangements for source codes agreed with the customers of any member of the Group in the ordinary course of business;

            1.3.14 any Security over goods, documents of title to goods and related documents and insurances and their proceeds arising or created in the ordinary course of its business as security for indebtedness to a bank or financial institution directly relating to the assets over which that Security exists;

            1.3.15 any Security over any assets of a member of the Group in favour of an Obligor, or a wholly-owned Subsidiary of the Original Borrower; and

            1.3.16 any Security or Quasi-Security created over any asset with the prior written consent of the Majority Lenders.

23.5  DISPOSALS

      1.1 No Obligor shall (and the Original Borrower shall ensure that no other member of the Group shall), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

      1.2 Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

            1.2.1 made in the ordinary course of trading of the disposing entity;

            1.2.2 of assets in exchange for other assets comparable or superior as to type, value and quality;

            1.2.3 of obsolete assets at arm's length and on normal commercial terms;

            1.2.4 of cash as consideration for the acquisition of any asset at arm's length and on normal commercial terms;

            1.2.5 of assets at arm's length and on normal commercial terms, which in the reasonable view of the board of directors of the Original Borrower, are not required in the operation of the disposing entity's business and which were acquired by the disposing entity as the result of the acquisition of another person;

            1.2.6 of assets for a consideration not exceeding a normal commercial consideration by any member of the Group to an Obligor, or by one wholly-owned Subsidiary of the Original Borrower to another, or (if the interest of the Original Borrower in the transferee is not less than its interest in the transferor) by any other Subsidiary to another;

            1.2.7 of cash dividends by the Original Borrower to its ordinary shareholders from its distributable profits and reserves in the usual and ordinary course of its business;

            1.2.8 of assets for cash in any financial year of the Original
                  Borrower having an aggregate fair market value of less than L100,000,000 (or its equivalent);

            1.2.9 of assets for cash in any financial year of the Original
                  Borrower having an aggregate fair market value exceeding L100,000,000 (or its equivalent) if either:

            1.2.10 the proceeds from that disposal in excess of L100,000,000 (or its equivalent) are applied within 6 Months of the date of that disposal to prepay on a pro rata basis any outstanding Loans, in which case the

                  Revolving Commitments (if any) shall automatically be reduced on a pro rata basis by an amount equal to the amount of that prepayment; or

            1.2.11 the proceeds of that disposal are applied towards an acquisition permitted by this Agreement within six Months of the date of that disposal or, within six Months of the date of that disposal, a member of the Group enters into a legally binding contract, or makes a bona fide offer, to make an acquisition permitted by this Agreement and, to the extent that the proceeds of that disposal in excess of L100,000,000 (or its equivalent) (the "REQUIRED PAYMENT AMOUNT") are not so applied within that time period or pursuant to that contract or offer, the Required Payment Amount shall be applied within 10 Business Days of the expiry of that period or the expiry, termination or lapse of that contract or offer, to prepay on a pro rata basis any outstanding Loans and the Revolving Commitments (if any) shall automatically be reduced on a pro rata basis by an amount equal to the Required Prepayment Amount; or

            1.2.12 made with the prior written consent of the Majority Lenders.

23.6  CHANGE OF BUSINESS

      The Original Borrower shall procure that no substantial change is made to the general nature of the business of the Original Borrower or the Group from that carried on at the date of this Agreement.

23.7  INSURANCE

      Each Obligor shall (and the Original Borrower shall ensure that each member of the Group shall) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent that it reasonably considers is usual for companies carrying on the same or substantially similar business.

23.8  ENVIRONMENTAL COMPLIANCE

      Each Obligor shall (and the Original Borrower shall ensure that each member of the Group shall) comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits where failure to do so would have a Material Adverse Effect.

23.9  ENVIRONMENTAL CLAIMS

      The Original Borrower shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same if any Environmental Claim has been commenced or (to the best of the Original Borrower's knowledge and belief) is threatened against any member of the Group where the claim would be reasonably likely to be determined against that member of the Group and, if so, would have a Material Adverse Effect.

23.10 TAXATION

      Each Obligor shall (and the Original Borrower shall ensure that each member of the Group shall) duly and punctually pay and discharge all Taxes shown in its Tax returns or in any assessment made against it to be due and payable within the time period allowed without incurring penalties except to the extent that (i) payment is being contested in good faith by appropriate proceedings, (ii) it has maintained adequate reserves for those Taxes in accordance with GAAP, (iii) payment can be lawfully withheld and (iv) failure to pay would not have a Material Adverse Effect.

23.11 PROHIBITED ACQUISITIONS

      1.1 No Obligor shall (and the Original Borrower shall ensure that no other member of the Group shall), without the prior written consent of the Majority Lenders, acquire any company, business, assets or undertaking.

      1.2   Paragraph (a) above shall not apply to:

            1.2.1 the Acquisitions;

            1.2.2 an acquisition for a consideration not exceeding a normal commercial consideration by any member of the Group from an Obligor, or by one wholly-owned Subsidiary of the Original Borrower from another, or (if the interest of the Original Borrower in the transferee is not less than its interest in the transferor) by any other Subsidiary from another;

            1.2.3 an acquisition by an Obligor for a consideration of less than
                  L20,000,000 (or its equivalent); or

            1.2.4 an acquisition by an Obligor for a consideration of more than
                  L20,000,000 (or its equivalent) if:

            1.2.5 it is made at fair market value;

            1.2.6 it is of a company, business or undertaking, or assets used, in the same type of business as that carried on by the Group at the date of this Agreement;

            1.2.7 all Authorisations required in relation to that acquisition have been obtained;

            1.2.8 it does not involve any member of the Group entering into a partnership or joint venture arrangement with any person other than a member of the Group for the purposes of that acquisition;

            1.2.9 the Original Borrower has provided the Agent with a
                  certificate prepared on the basis of pro forma financial statements for the Original Borrower taking into account the proposed acquisition (which are based on (1) management accounts for the Original Borrower prepared as at the end of the Month immediately preceding the proposed acquisition date and (2) the most recent audited annual financial statements of the company to be acquired) demonstrating, as of the proposed date of that acquisition, compliance with paragraph (a) of Clause 22.2 (Financial condition);

            1.2.10 that acquisition does not constitute a "Class 1" transaction within the meaning of Chapter 10 (Transactions) of the Financial Services Authority Listing Rules; and

            1.2.11 as a result of that acquisition, the Net External Debt of the
                  Group will not increase by more than $400,000,000 (or its equivalent).

      1.3   For the purposes of this Clause 23.11:

            1.3.1 an acquisition shall not constitute a "Class 1" transaction if the UK Listing Authority determines that it is not a "Class 1" transaction or waives the requirement to despatch an explanatory circular to the Original Borrower's shareholders or to obtain their prior approval in general meeting;

            1.3.2 if an acquisition would otherwise result in an increase in Net
                  External Debt by more than $400,000,000 (or its equivalent) (such amount in excess of $400,000,000 being referred to as the "EXCESS AMOUNT") this shall be deemed not to be the case, if as at the date of determining Net External Debt, the Unutilised Net Equity Proceeds are greater than or equal to the Excess Amount;

            1.3.3 each of "BORROWINGS", "CASH AND CASH EQUIVALENTS" and
                  "EXCLUDED CASH" has the meaning given to it in Clause 22.1 (Financial definitions);

            1.3.4 "NET EQUITY PROCEEDS" means the aggregate net proceeds of any equity capital or irredeemable share capital issued after the date of this Agreement by any member of the Group to persons (other than members of the Group);

            1.3.5 "NET EXTERNAL DEBT" means Borrowings less Cash and Cash
                  Equivalents (without deducting Excluded Cash from Cash and Cash Equivalents); and

            1.3.6 "UNUTILISED NET EQUITY PROCEEDS" means an amount equal to Net
                  Equity Proceeds less an amount equal to any part thereof which has previously been taken into account under paragraph (ii) above in determining whether an acquisition would otherwise result in an increase in Net External Debt by more than $400,000,000 (or its equivalent).

23.12 LOANS AND GUARANTEES

      1.1 Except as permitted by paragraph (b) below, no Obligor shall (and the Original Borrower shall ensure that no member of the Group shall) (i) make any loans or grant any credit or (ii) give any guarantee or indemnity (except as required under any of the Finance Documents) or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any indebtedness of any person (together, a "GUARANTEE").

      1.2 Paragraph (a) above shall not prohibit any Obligor or any other member of the Group from granting any loan or credit or giving any
            Guarantee:

            1.2.1 in the ordinary course of business;

            1.2.2 to, or in respect of, any member of the Group;

            1.2.3 to any person to finance , directly or indirectly, the purchase by that person or any other person of any indebtedness of any member of the Group if the Obligor disclosed to the Agent its intention to grant that loan or credit prior to the date of this Agreement;

            1.2.4 to any trustee of an employee share option scheme provided in the ordinary course of business for the benefit of employees of any member of the Group; or

            (v) where the aggregate principal amount of all loans or credit granted by the members of the Group does not exceed L500,000.

23.13 ACCESSION OF ADDITIONAL GUARANTORS

      1.1 Without prejudice to Clause 26.6 (Resignation of a Guarantor), the Original Borrower shall ensure that:

            1.1.1 (unless the Original Borrower demonstrates to the reasonable satisfaction of the Agent that it is unlawful for a member of the Group to become an Additional Guarantor), each company which becomes a member of the Group and which satisfies the Relevant Criteria shall within 120 days of it becoming a member of the Group, become an Additional Guarantor in accordance with the provisions of Clause 26.4 (Additional Guarantors);

            1.1.2 within 120 days of the end of each Relevant Period, the aggregate unconsolidated operating profit of all Guarantors (without double counting and excluding any dividend or other distribution received by that Guarantor from any of its Subsidiaries) is at least equal to 75 per cent. of the operating profit of the Group; and

            1.1.3 within 120 days of the end of each Relevant Period, the aggregate unconsolidated gross revenue of all Guarantors (without double counting and excluding any dividend or other distribution received by that Guarantor from any of its Subsidiaries) is at least equal to 50 per cent. of the gross revenue of the Group.

      1.2 Where a member of the Group which satisfies the Relevant Criteria at the date of this Agreement is not an Original Guarantor, the Original Borrower shall procure that that member of the Group shall promptly (and in any event within 120 days of the date of this Agreement) become an Additional Guarantor in accordance with the provisions of Clause 26.4 (Additional Guarantors).

      1.3   For the purposes of this Clause 23.13:

            1.3.1 "RELEVANT CRITERIA" means that the gross revenue or operating profit of the relevant member of the Group represents at least 10 per cent. of the consolidated gross revenues or operating profits of the Group, determined using the applicable principles set out in the definition of "PRINCIPAL

                  Subsidiary" in Clause 1.1 (Definitions) after making all necessary changes except that paragraph (a) of that definition shall not apply and, for the purposes of paragraph (c) of that definition, the reference to Original Financial Statements shall be construed as a reference to the most recent audited financial statements of the relevant member of the Group; and

            1.3.2 "RELEVANT PERIOD" has the meaning given to it in Clause 22.1
                  (Financial definitions).

23.14 SYNDICATION

      The Original Borrower shall provide reasonable assistance to the Arrangers in the preparation of the Information Memorandum and the primary syndication of the Facility (including, without limitation, by making senior management available for the purpose of making presentations to, or meeting, potential lending institutions) and will comply with all reasonable requests for information from potential syndicate members prior to completion of syndication.

24.   EVENTS OF DEFAULT

      Each of the events or circumstances set out in Clause 24 is an Event of Default.

24.1  NON-PAYMENT

      An Obligor does not pay in the manner provided in a Finance Document:

      1.1 any principal payable by it when due, unless that Obligor satisfies the Agent that non-payment is due solely to administrative error (whether by that Obligor or a bank involved in transferring funds to the Agent) and payment is made within 2 Business Days after notice of that non-payment has been given to it by the Agent; or

      1.2 any other sum payable by it under any Finance Document within 3 Business Days after notice of that non-payment has been given to it by the Agent.

24.2  FINANCIAL COVENANTS

      Any requirement of Clause 22 (Financial covenants) is not satisfied.

24.3  OTHER OBLIGATIONS

      1.1 An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-payment) and Clause 22.2 (Financial condition).

      1.2 No Event of Default will occur under paragraph (a) above if the failure to comply is capable of remedy and is remedied within 30 days of the Agent giving notice to the Original Borrower or the Original Borrower becoming aware of the failure to comply.

24.4  MISREPRESENTATION

      Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

24.5  CROSS DEFAULT

      1.1 Any Financial Indebtedness of any Obligor or Principal Subsidiary is not paid when due nor within any originally applicable grace period.

      1.2 Any Financial Indebtedness of any Obligor or Principal Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

      1.3 Any commitment to make available any Financial Indebtedness of any Obligor or Principal Subsidiary is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

      1.4 Any creditor of any Obligor or Principal Subsidiary becomes entitled to declare any Financial Indebtedness of any Obligor or Principal Subsidiary due and payable prior to its specified maturity as a result of an event of default (however described).

      1.5 No Event of Default will occur under this Clause 24.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than L5,000,000 (or its equivalent).

24.6  INSOLVENCY

      Any Obligor or Principal Subsidiary:

      1.1 is (or is, or could be, deemed by law or a court to be) insolvent or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its indebtedness;

      1.2 begins negotiations or takes any other step with a view to agreeing a moratorium in respect of all of (or all of a particular type of) its indebtedness (or of any part which it will or might otherwise be unable to pay when due); or

      1.3 proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of (or of a particular type of) the indebtedness of that Obligor or Principal Subsidiary.

24.7  WINDING-UP

      1.1 Any Obligor or Principal Subsidiary takes any corporate action, or other steps or legal proceedings are started, for its winding-up, dissolution, administration or reconstruction (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a liquidator, receiver administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or a material part of its of its assets or revenues and assets.

      1.2   Paragraph (a) above shall not apply to:

            1.2.1 any step which is vexatious or frivolous and which is discharged or stayed within 7 days of being taken; or

            1.2.2 any re-organisation to which the Majority Lenders have previously consented in writing.

24.8  CREDITORS' PROCESS

      A distress, attachment, execution or other similar legal process is levied, enforced or sued out on or against the assets of any Obligor or Principal Subsidiary having an aggregate book value of more than L5,000,000 (or its equivalent) and is not discharged or stayed within 14 days.

24.9  ANALOGOUS EVENTS

      Any event occurs which, under the laws of any jurisdiction, has an analogous effect to any event mentioned in Clause 24.6 (Insolvency) or Clause 24.7 (Winding-up).

24.10 OWNERSHIP OF THE OBLIGORS

      An Obligor (other than the Original Borrower) is not or ceases to be a Subsidiary of the Original Borrower.

24.11 UNLAWFULNESS

      It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents unless the Majority Lenders determine that such unlawfulness is immaterial.

24.12 PROCEEDINGS COMMENCED

      Any litigation, arbitration or administrative proceeding has commenced which is reasonably likely to be determined adversely and if adversely determined would have a Material Adverse Effect.

24.13 REPUDIATION

      An Obligor repudiates a Finance Document.

24.14 CHANGE OF CONTROL

      Control (as defined in section 416(2) of the income and Corporation Taxes Act 1988) of the Original Borrower is acquired (or is deemed by section 416(2) to be held) by any person who does not, or any group of connected persons (within the meaning of section 839 of that Act) or any persons acting in concert who do not, have (and would not be so deemed to have) such control at the date of this Agreement.

24.15 ERISA DEFAULT

      Any:

      1.1 Plan which is covered by Title IV of ERISA but which is not a "MULTIEMPLOYER PLAN" (as that term is defined for the purposes of sections 3(37) and 4001(a)(3) of ERISA) shall terminate under section 4001(c) or section 4002 of ERISA;

      1.2 Obligor or any entity, whether or not incorporated, which is under common control with any other Obligor (within the meaning of section 4001(a)(14) of ERISA) shall, or in the reasonable opinion of the Majority Lenders, is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganisation (as those terms are defined in section 4245 and section 4241 respectively of ERISA) of, a multiemployer plan; or

      1.3 other event or condition shall occur or exist with respect to a Plan,

      and such event or condition, together with all other such events or conditions, if any, would have a Material Adverse Effect.

24.16 MATERIAL ADVERSE CHANGE

      Any event or circumstance occurs which will or might reasonably be expected to have a material adverse effect on the ability of the Obligors taken together to perform or comply with their obligations under the Finance Documents.

24.17 ACCELERATION

      1.1 Subject to Clause 24.18 (Certain Funds Period), on and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Original Borrower:

            1.1.1 cancel the Total Commitments whereupon they shall immediately be cancelled;

            1.1.2 declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

            1.1.3 declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

      1.2 Until the date falling four Months after the date of an Acquisition, the Events of Default set out in Clause 24.3 (Other obligations) to Clause 24.5 (Cross default) shall not apply to the company that is the subject of that Acquisition or any of its Subsidiaries.

      1.3 Until the date falling four Months after the date of its acquisition by the Group, the Event of Default set out in Clause 24.5 (Cross Default) shall not apply to a company or any of its Subsidiaries provided the same is caused by such acquisition and not for any other reason.

24.18 CERTAIN FUNDS PERIOD

      Despite any provision to the contrary in this Agreement, during the Certain Funds Period unless a Certain Funds Event of Default is continuing, no Finance Party shall be entitled to:

      1.1   cancel any of its Commitment;

      1.2   rescind, terminate or cancel this Agreement;

      1.3   require repayment of any Loan;

      1.4   refuse to participate in the making of any Loan; or

      1.5 exercise any right of set-off or counterclaim in respect of any Loan,

            24.18.1 but immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

                                    SECTION 9
                               CHANGES TO PARTIES

25.   CHANGES TO THE LENDERS

25.1  ASSIGNMENTS AND TRANSFERS BY THE LENDERS

      Subject to this Clause 25, a Lender (the "EXISTING LENDER") may:

      1.1   assign any of its rights; or

      1.2   transfer by novation any of its rights and obligations,

      to another bank or financial institution (the "NEW LENDER").

25.2  CONDITIONS OF ASSIGNMENT OR TRANSFER

      1.1 The consent of the Original Borrower is required for an assignment or transfer by a Lender, unless the assignment or transfer is to:

            1.1.1 another Lender or an Affiliate of a Lender; or

            1.1.2 a bank or financial institution whose long term unsecured debt is rated at least A- by Standard and Poor's Rating Services or A3 by Moody's Investor Service Inc.

      1.2 The consent of the Original Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Original Borrower will be deemed to have given its consent five Business Days after the Lender has requested it unless consent is expressly refused by the Original Borrower within that time.

      1.3 The consent of the Original Borrower to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

      1.4 An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

      1.5   A transfer will only be effective if the procedure set out in Clause
            25.5 (Procedure for transfer) is complied with.

      1.6   If:

            1.6.1 a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office;
                  and

            1.6.2 as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

25.3  ASSIGNMENT OR TRANSFER FEE

      The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of L1,000.

25.4  LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS

      1.1 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

            1.1.1 the legality, validity, effectiveness, adequacy or
                  enforceability of the Finance Documents or any other documents;

            1.1.2 the financial condition of any Obligor;

            1.1.3 the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

            1.1.4 the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

            and any representations or warranties implied by law are excluded.

      1.2 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

            1.2.1 has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

            1.2.2 will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

      1.3   Nothing in any Finance Document obliges an Existing Lender to:

            1.3.1 accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25;
                  or

            1.3.2 support any losses directly or indirectly incurred by the New
                  Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

25.5  PROCEDURE FOR TRANSFER

      1.1 Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the

            Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

      1.2   On the Transfer Date:

            1.2.1 to the extent that in the Transfer Certificate the Existing
                  Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

            1.2.2 each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

            1.2.3 the Agent, the Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arrangers and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

            1.2.4 the New Lender shall become a Party as a "LENDER".

25.6  DISCLOSURE OF INFORMATION

      Any Lender may disclose to any of its Affiliates and any other person:

      1.1 to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

      1.2 with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

      1.3 to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation or judicial or administrative proceedings,

      any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs
      (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

26.   CHANGES TO THE OBLIGORS

26.1  ASSIGNMENTS AND TRANSFER BY OBLIGORS

      No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

26.2  ADDITIONAL BORROWERS

      1.1 The Original Borrower may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

            1.1.1 all the Lenders approve the addition of that Subsidiary;

            1.1.2 the Original Borrower delivers to the Agent a duly completed and executed Accession Letter;

            1.1.3 the Original Borrower confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

            1.1.4 the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

      1.2 No consent shall be required under paragraph (a)(i) above if the relevant Subsidiary is incorporated in the United Kingdom.

      1.3 The Agent shall notify the Original Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

26.3  RESIGNATION OF A BORROWER

      1.1 The Original Borrower may request that a Borrower (other than the Original Borrower) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

      1.2 The Agent shall accept a Resignation Letter and notify the Original Borrower and the Lenders of its acceptance if:

            1.2.1 no Default is continuing or would result from the acceptance of the Resignation Letter (and the Original Borrower has confirmed this is the case); and

            1.2.2 the Borrower is under no actual or contingent obligations as a
                  Borrower under any Finance Documents,

            whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

26.4  ADDITIONAL GUARANTORS

      1.1 The Original Borrower may request that any of its Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

            1.1.1 the Original Borrower delivers to the Agent a duly completed and executed Accession Letter; and

            1.1.2 the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

      1.2 The Agent shall notify the Original Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

26.5  REPETITION OF REPRESENTATIONS

      Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

26.6  RESIGNATION OF A GUARANTOR

      1.1 The Original Borrower may request that a Guarantor (other than the Original Borrower) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

      1.2 The Agent shall accept a Resignation Letter and promptly notify the Original Borrower and the Lenders of its acceptance if no Default is continuing or would result from the acceptance of the Resignation Letter (and the Original Borrower has confirmed this is the case).

                                  SECTION 10
                             THE FINANCE PARTIES

27.   ROLE OF THE AGENT AND THE ARRANGERS

27.1  APPOINTMENT OF THE AGENT

      1.1 Each of the Arrangers and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

      1.2 Each of the Arrangers and the Lenders authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2  DUTIES OF THE AGENT

      1.1 The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

      1.2 If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

      1.3 The Agent shall promptly notify the Lenders of any Default arising under Clause 24.1 (Non-payment).

      1.4 The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

27.3  ROLE OF THE ARRANGERS

      Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

27.4  NO FIDUCIARY DUTIES

      1.1 Nothing in this Agreement constitutes the Agent or an Arranger as a trustee or fiduciary of any other person.

      1.2 Neither the Agent nor the Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

27.5  BUSINESS WITH THE GROUP

      The Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with, any member of the Group.

27.6  RIGHTS AND DISCRETIONS OF THE AGENT

      1.1   The Agent may rely on:

            1.1.1 any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

            1.1.2 any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

      1.2 The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

            1.2.1 no Default has occurred (unless it has actual knowledge of a
                  Default arising under Clause 24.1 (Non-payment));

            1.2.2 any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

            1.2.3 any notice or request made by the Original Borrower (other than a Utilisation Request, Conversion Notice or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

      1.3 The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

      1.4 The Agent may act in relation to the Finance Documents through its personnel and agents.

27.7  MAJORITY LENDERS' INSTRUCTIONS

      1.1 Unless a contrary indication appears in a Finance Document, the Agent shall:

            1.1.1 act in accordance with any instructions given to it by the
                  Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent); and

            1.1.2 not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

      1.2 Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders and the Arrangers.

      1.3 The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

      1.4 In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

      1.5 The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

27.8  RESPONSIBILITY FOR DOCUMENTATION

      Neither the Agent nor either Arranger is responsible for:

      1.1 the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, an Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

      1.2 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

27.9  EXCLUSION OF LIABILITY

      1.1 Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

      1.2 No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause. Any third party referred to in this paragraph (b) may enjoy the benefit of and enforce the terms of this paragraph in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

      1.3 The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

27.10 LENDERS' INDEMNITY TO THE AGENT

      Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

27.11 RESIGNATION OF THE AGENT

      1.1 The Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Original Borrower.

      1.2 Alternatively the Agent may resign by giving notice to the Lenders and the Original Borrower, in which case the Majority Lenders (after consultation with the Original Borrower) may appoint a successor Agent.

      1.3 If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Original Borrower) may appoint a successor Agent.

      1.4 The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

      1.5 The Agent's resignation notice shall only take effect upon the appointment of a successor.

      1.6 Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause
            27. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

      1.7 After consultation with the Original Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

27.12 CONFIDENTIALITY

      1.1 In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

      1.2 If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

      1.3 Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor either Arranger is obliged to disclose to any other person:

            1.3.1 any confidential information; or

            1.3.2 any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

27.13 RELATIONSHIP WITH THE LENDERS

      1.1 The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

      1.2 Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formulae).

27.14 CREDIT APPRAISAL BY THE LENDERS

      Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance
      Document, each Lender confirms to the Agent and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

      1.1 the financial condition, status and nature of each member of the Group;

      1.2 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

      1.3 whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

      1.4 the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

27.15 REFERENCE BANKS

      If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Original Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

27.16 AGENT'S MANAGEMENT TIME

      Any amount payable to the Agent under Clause 16.3 (Indemnity to the Agent) (other than under paragraph (b) of that Clause), Clause 18 (Costs and expenses) (other than under Clause 18.1 (Transaction expenses)) or Clause 27.10 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Original Borrower and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 13 (Fees).

28.   CONDUCT OF BUSINESS BY THE FINANCE PARTIES

      No provision of this Agreement shall:

      1.1 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

      1.2 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

      1.3 oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.   SHARING AMONG THE LENDERS

29.1  PAYMENTS TO LENDERS

      If a Lender (a "RECOVERING LENDER") receives or recovers any amount from an Obligor other than in accordance with Clause 30 (Payment mechanics) or Clause 14.3 (Tax indemnity) and applies that amount to a payment due under the Finance Documents then:

      1.1 the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

      1.2 the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 30 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

      1.3 the Recovering Lender shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 30.5 (Partial payments).

29.2  REDISTRIBUTION OF PAYMENTS

      The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 30.5 (Partial payments).

29.3  RECOVERING LENDER'S RIGHTS

      1.1 On a distribution by the Agent under Clause 29.2 (Redistribution of payments), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

      1.2 If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

29.4  REVERSAL OF REDISTRIBUTION

      If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

      1.1 each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 29.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

      1.2 that Recovering Lender's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

29.5  EXCEPTIONS

      1.1 This Clause 29 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

      1.2 A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

            1.2.1 it notified the other Lenders of the legal or arbitration proceedings; and

            1.2.2 the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

                                   SECTION 11
                                 ADMINISTRATION

30.   PAYMENT MECHANICS

30.1  PAYMENTS TO THE AGENT

      1.1 On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

      1.2 Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

30.2  DISTRIBUTIONS BY THE AGENT

      Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to an Obligor) and Clause 30.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

30.3  DISTRIBUTIONS TO AN OBLIGOR

      The Agent may (with the consent of the relevant Obligor or in accordance with Clause 31 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4  CLAWBACK

      1.1 Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

      1.2 If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

30.5  PARTIAL PAYMENTS

      1.1 If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

            1.1.1 FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Arrangers under the Finance Documents;

            1.1.2 SECONDLY, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

            1.1.3 THIRDLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

            1.1.4 FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

      1.2 The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

      1.3 Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

30.6  NO SET-OFF BY OBLIGORS

      All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.7  BUSINESS DAYS

      1.1 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

      1.2 During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

30.8  CURRENCY OF ACCOUNT

      1.1 Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

      1.2 A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

      1.3 Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

      1.4 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

      1.5 Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

30.9  CHANGE OF CURRENCY

      1.1 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

            1.1.1 any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Original Borrower); and

            1.1.2 any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

      1.2 If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Original Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

31.   SET-OFF

      A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.   NOTICES

32.1  COMMUNICATIONS IN WRITING

      Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

32.2  ADDRESSES

      The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

      1.1 in the case of the Original Borrower, that identified with its name below;

      1.2 in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

      1.3 in the case of the Agent and each Arranger, that identified with its name below, or any substitute address, fax number, or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

32.3  DELIVERY

      1.1 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

            1.1.1 if by way of fax, when received in legible form; or

            1.1.2 if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

            and, if a particular department or officer is specified as part of its address details provided under Clause 32.2 (Addresses), if addressed to that department or officer.

      1.2 Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

      1.3   All notices from or to an Obligor shall be sent through the Agent.

      1.4 Any communication or document made or delivered to the Original Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

32.4  NOTIFICATION OF ADDRESS AND FAX NUMBER

      Promptly upon receipt of notification of an address and number or change of address or fax number pursuant to Clause 32.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

32.5  ENGLISH LANGUAGE

      1.1 Any notice given under or in connection with any Finance Document must be in English.

      1.2 All other documents provided under or in connection with any Finance Document must be:

            1.2.1 in English; or

            1.2.2 if not in English, and if so required by the Agent,
                  accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

33.   CALCULATIONS AND CERTIFICATES

33.1  ACCOUNTS

      In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2  CERTIFICATES AND DETERMINATIONS

      Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

33.3  DAY COUNT CONVENTION

      Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

34.   PARTIAL INVALIDITY

      If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35.   REMEDIES AND WAIVERS

      No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

36.   AMENDMENTS AND WAIVERS

36.1  REQUIRED CONSENTS

      1.1 Subject to Clause 36.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

      1.2 The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

36.2  EXCEPTIONS

      1.1 An amendment or waiver that has the effect of changing or which relates to:

            1.1.1 the definition of "MAJORITY LENDERS" in Clause 1.1
                  (Definitions);

            1.1.2 an extension to the date of payment of any amount under the
                  Finance Documents;

            1.1.3 a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

            1.1.4 an increase in Commitment;

            1.1.5 a change to the Borrowers or Guarantors other than in accordance with Clause 25 (Changes to the Obligors);

            1.1.6 any provision which expressly requires the consent of all the
                  Lenders; or

            1.1.7 Clause 2.2 (Lenders' rights and obligations), Clause 25
                  (Changes to the Lenders) or this Clause 36,

            shall not be made without the prior consent of all the Lenders.

      1.2 An amendment or waiver which relates to the rights or obligations of the Agent or the Arrangers may not be effected without the consent of the Agent or the Arrangers.

37.   COUNTERPARTS

      Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                   SECTION 12
                          GOVERNING LAW AND ENFORCEMENT

38.   GOVERNING LAW

      This Agreement is governed by English law.

39.   ENFORCEMENT

39.1  JURISDICTION OF ENGLISH COURTS

      1.1 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

      1.2 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

      1.3 This Clause 39.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

39.2  SERVICE OF PROCESS

      Without prejudice to any other mode of service allowed under any relevant law, each Additional Obligor (other than an Additional Obligor incorporated in England and Wales):

      1.1 irrevocably appoints the Original Borrower as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

      1.2 agrees that failure by a process agent to notify the relevant Additional Obligor of the process will not invalidate the proceedings concerned.

      The Original Borrower irrevocably and unconditionally accepts that appointment.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

                                   SCHEDULE 8
                                ORIGINAL PARTIES

                                     PART I
                                ORIGINAL OBLIGORS


NAME OF ORIGINAL GUARANTOR                              REGISTRATION NUMBER
                                                      (OR EQUIVALENT, IF ANY)
MISYS plc                                                      1360027

                                     PART II
                                ORIGINAL LENDERS


NAME OF ORIGINAL LENDER                                           REVOLVING
                                                                  COMMITMENT
                                                                     ($)
The Chase Manhattan Bank                                          350,000,000

Lloyds TSB Bank Plc                                               350,000,000

TOTAL                                                             700,000,000

                                   SCHEDULE 9
                              CONDITIONS PRECEDENT

                                     PART I
                   CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.    ORIGINAL OBLIGORS

      1.1   A copy of the constitutional documents of each Original Obligor.

      1.2   A copy of a resolution of the board of directors of each Original
            Obligor:

            1.2.1 approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

            1.2.2 authorising a specified person or persons to execute the
                  Finance Documents to which it is a party on its behalf; and

            1.2.3 authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request, Conversion Notice or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

      1.3 A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

      1.4 A copy of a resolution signed by all the holders of the issued shares in each Original Guarantor (other than the Original Borrower), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party.

      1.5 A certificate of the Original Borrower (signed by a director) confirming that borrowing and/or guaranteeing the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

      1.6 A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.    LEGAL OPINION

      A legal opinion of Clifford Chance LLP, legal advisers to the Arrangers and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.    OTHER DOCUMENTS AND EVIDENCE

      3.1   The Original Financial Statements of each Original Obligor.

      3.2 Evidence that the Original Borrower's multicurrency revolving credit agreement dated 5 September 1997 has been cancelled.

      3.3 A certificate of an authorised signatory of the Original Borrower certifying that, as at the date of this Agreement, the only Principal Subsidiaries are those set out in that certificate.

      3.4 Evidence that the fees, costs and expenses then due from the Original Borrower pursuant to Clause 13 (Fees) and Clause 18 (Costs and expenses) have been paid or will be paid on or before the first Utilisation Date.

      3.5 The Agent's standard form of payment instruction duly completed by the Original Borrower.

                                     PART II

                  CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED
                            BY AN ADDITIONAL OBLIGOR


4. An Accession Letter, duly executed by the Additional Obligor and the Original Borrower.

5.    A copy of the constitutional documents of the Additional Obligor.

6.    A copy of a resolution of the board of directors of the Additional
      Obligor:

      6.1 approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

      6.2 authorising a specified person or persons to execute the Accession Letter on its behalf; and

      6.3 authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

7. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

8. A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

9. A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

10. A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

11. A copy of any other Authorisation (including in relation to any prohibition on the giving of financial assistance) which the Agent considers to be necessary or desirable in connection with the entry into and performance of the Additional Obligor's obligations under the Accession Letter or for the validity and enforceability of any Finance Document.

12. If available, the latest audited financial statements (consolidated, where available) of the Additional Obligor.

13. A legal opinion of Clifford Chance LLP, legal advisers to the Arrangers and the Agent in England.

14. If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arrangers and the Agent in the jurisdiction in which the Additional Obligor is incorporated.

15. If the Additional Obligor is an Additional Borrower, the Agent's standard form of payment instruction duly completed by the Additional Borrower.

                                  SCHEDULE 10
                                    REQUESTS

                                     PART I

                               UTILISATION REQUEST


From: [Borrower]

To:   [Agent]

Dated:

Dear Sirs

        $700,000,000 MULTICURRENCY FACILITY AGREEMENT DATED [-] JUNE 2001
                           (THE "FACILITY AGREEMENT")
                               UTILISATION REQUEST

1. We refer to the Facility Agreement. Definitions in the Facility Agreement apply in this Utilisation Request.

2. We give you notice that we wish to borrow a Revolving Loan on the following terms:

      Proposed Utilisation Date:       [-] (or, if that is not a
                                       Business Day, the next Business Day)
      Currency of Loan:                [-]
      Amount:                          [-] or, if less, the Available Revolving
                                       Facility
      Interest Period:                 [-]

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

3.    The proceeds of this Revolving Loan should be credited to [account].

3. This Utilisation Request is irrevocable [and relates to the Sunshine/Derwent Acquisition].


                               Yours faithfully



                  .......................................
                           authorised signatory for
                         [name of relevant Borrower]

                                     PART II

                                SELECTION NOTICE

From: [Borrower]

To:   [Agent]

Dated:

Dear Sirs

        $700,000,000 MULTICURRENCY FACILITY AGREEMENT DATED [-] JUNE 2001
                           (THE "FACILITY AGREEMENT")
                                SELECTION NOTICE

1. We refer to the Facility Agreement. Definitions in the Facility Agreement apply in this Selection Notice.

2. We refer to the following Term Loan[s] in [identify currency] with an Interest Period ending on [-].*

3. [We request that the above Term Loan[s] be divided into [-] Term Loans with the following Base Currency Amounts and Interest Periods:]**

      or

      [We request that the next Interest Period for the above Term Loan[s] is [-]].***

4. We request that the above Term Loan[s] [is]/[are] [denominated in the same currency for the next Interest Period]/[denominated in the following currencies: [-]. As this results in a change of currency we confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Selection Notice.

5.    The proceeds of any change in currency should be credited to [account].] .

6.    This Selection Notice is irrevocable.

                               Yours faithfully


                       .....................................
                              authorised signatory for
                [MISYS PLC on behalf of] [name of relevant Borrower]


-----------------------------

* Insert details of all Term Loans in the same currency which have an Interest Period ending on the same date.

**    Use this option if division of Term Loans is requested.

***   Use this option if sub-division is not required.

                                    PART III

                                CONVERSION NOTICE

From: MISYS plc

To:   [Agent]

Dated:

Dear Sirs

   $700,000,000 MULTICURRENCY FACILITY AGREEMENT DATED [-] JUNE 2001
                          (THE "FACILITY AGREEMENT")
                              CONVERSION NOTICE

7. We refer to the Facility Agreement. Definitions in the Facility Agreement apply in this Conversion Notice.

8. We give you notice under Clause 7 (Term Out Option) of the Facility Agreement that on the Revolving Facility Termination Date, we wish to convert [the Revolving Loan[s] into [a] Term Loan as follows]

     BORROWER              AMOUNT OF      BASE          CURRENCY     INITIAL
                           TERM LOAN      CURRENCY                   INTEREST
                                          AMOUNT                     PERIOD
       [-]                    [-]           [-]            [-]         [-]


      OR

      [the following Revolving Loan[s] into Term Loans as follows]

      [In relation to each Revolving Loan insert amount of each Term Loan into which it will be converted, the Borrower, the Base Currency Amount, currency and duration of initial Interest Period]

1. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Conversion Notice.

2. The proceeds of any change in currency should be credited to [account].

3.    This Conversion Notice is irrevocable.

                               Yours faithfully


                       .....................................
                              authorised signatory for
                                     MISYS PLC

                                  SCHEDULE 11
                             MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate in relation to the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (THE "ADDITIONAL COST RATE") in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as the average of the rates supplied by the Reference Banks and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage determined by the Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

      4.1   in relation to a domestic sterling Loan:

                  AB + C(B-D)+E x 0.01
                  ------------------------  per cent. per annum
                         100-(A+C)

      4.2   in relation to a Loan in any currency other than domestic sterling:

                           E x 0.01
                  ------------------------  per cent. per annum.
                              300

      Where:

      A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Reference Bank is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

      B is the percentage rate of interest (excluding the Margin and the Mandatory Cost) payable for the relevant Interest Period on the Loan.

      C is the percentage (if any) of Eligible Liabilities which that Reference Bank is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

      D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

      E is the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per (Pounds Sterling)1,000,000 of the Fee Base of that Reference Bank.

5.    For the purposes of this Schedule:

      5.1 "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

      5.2 "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 2001 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

      5.3 "FEE BASE" has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. Each Reference Bank shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Reference Bank shall supply the following information in writing on or prior to the date on which it becomes a Reference Bank:

      7.1 its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

      7.2 any other information that the Agent may reasonably require for such purpose.

      Each Reference Bank shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8. The percentages or rates of charge of each Reference Bank for the purpose of A, C and E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 7 above and on the assumption that, unless a Reference Bank notifies the Agent to the contrary, each Reference Bank's obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Reference Bank pursuant to paragraphs 3 and 7 above is true and correct in all respects.

10. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

11. The Agent may from time to time, after consultation with the Original Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                  SCHEDULE 12
                          FORM OF TRANSFER CERTIFICATES

                                     PART I

To:   [           ] as Agent

From: [The Existing Lender] (the "EXISTING LENDER") and [The New Lender] (the "NEW LENDER")

Dated:

        $700,000,000 MULTICURRENCY FACILITY AGREEMENT DATED [-] JUNE 2001
                           (THE "FACILITY AGREEMENT")
                              TRANSFER CERTIFICATE

1.    We refer to Clause 25.5 (Procedure for transfer):

      1.1 The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 25.5 (Procedure for transfer).

      1.2   The proposed Transfer Date is [-].

      1.3 The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 32.2 (Addresses) are set out in the Schedule.

2. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders).

3. [The New Lender is a UK Non-Bank Lender and gives the Tax Confirmation by signing this Transfer Certificate.]

4.    This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

               COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

                            [insert relevant details]
   [Facility Office address, fax number and attention details for notices and account details for payments,]



      [Existing Lender]                         [New Lender]

       By:                                       By:

      This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [-].

      [Agent]

      By:

                                     PART II
                         LMA TRANSFER CERTIFICATE (PAR)

TRANSFEROR:                                                        Date: [-]

TRANSFEREE:

This Transfer Certificate is entered into pursuant to (i) the agreement (the "SALE AGREEMENT") evidenced by the Confirmation dated [-] between the Transferor and the Transferee (acting directly or through their respective agents) and (ii) the Credit Agreement.

On the Transfer Date, the transfer by way of novation from the Transferor to the Transferee on the terms set out herein and in the Credit Agreement shall become effective subject to:-

5. the Sale Agreement and the terms and conditions incorporated in the Sale Agreement;

6.    the terms and conditions annexed hereto; and

7.    the Schedule annexed hereto,

all of which are incorporated herein by reference.

THE TRANSFEROR                                        THE TRANSFEREE
[             ]                                       [                ]
By:                                                    By:

                                  THE SCHEDULE

CREDIT AGREEMENT DETAILS:
Borrower(s):                                _________________________________________
Credit Agreement Dated                      _________________________________________
Guarantor(s):                               _________________________________________
Agent Bank:                                 [ ] No  [ ] Yes (specify)________________
Security:                                   _________________________________________
Total Facility Amount:                      _________________________________________
Governing Law:                              _________________________________________
Additional Information:                     _________________________________________
TRANSFER DETAILS:
Name of Tranche Facility:                   _________________      __________________
Nature (Revolving, Term, Acceptances
  Guarantee/Letter of Credit, Other):       _________________      __________________
Final Maturity:                             _________________      __________________
Participation Transferred
Commitment transferred(1)                   _________________      __________________
    Drawn Amount (details below):(1)        _________________      __________________
    Undrawn Amount:(1)                      _________________      __________________
Settlement Date:                            _________________________________________
Details of outstanding Credits(1)
    Specify in respect of each Credit:
    Transferred Portion (amount):           _________________
    Tranche/Facility:                       _________________
    Nature:                                 [ ] Term   [ ] Revolver
                                            [ ] Acceptance [ ] Guarantee/Letter of Credit
                                            [ ] Other (specify)_______________________


    [ ] Details of other Credits are set out on the attached sheet

ADMINISTRATION DETAILS
Transferor's Receiving Account:             ________________________________
Transferee's Receiving Account:             ________________________________

ADDRESSES
Transferor                                  Transferee
[             ]                             [             ]
Address:                                    Address:
Telephone:                                  Telephone:
Facsimile:                                  Facsimile:
Telex:                                      Telex:
Attn/Ref                                    Attn/Ref


----------------

(1) As at the date of the Transfer Certificate

                             TERMS AND CONDITIONS


These are the Terms and Conditions applicable to the transfer certificate including the Schedule thereto (the "TRANSFER CERTIFICATE") to which they are annexed.

1.    INTERPRETATION

      In these Terms and Conditions words and expressions shall (unless otherwise expressly defined herein) bear the meaning given to them in the Transfer Certificate, the Credit Agreement or the Sale Agreement.

2.    TRANSFER

      The Transferor requests the Transferee to accept and procure the transfer by novation of all or a part (as applicable) of such participation of the Transferor under the Credit Agreement as is set out in the relevant part of the Transfer Certificate under the heading "Participation Transferred" (the "PURCHASED ASSETS") by counter-signing and delivering the Transfer Certificate to the Agent at its address for the service of notice specified in the Credit Agreement. On the Transfer Date the Transferee shall pay to the Transferor the Settlement Amount as specified in the pricing letter between the Transferor and the Transferee dated the date of the Transfer Certificate (adjusted, if applicable, in accordance with the Sale Agreement) and completion of the transfer will take place.

3.    EFFECTIVENESS OF TRANSFER

      The Transferee hereby requests the Agent to accept the Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of the Credit Agreement so as to take effect in accordance with the terms of the Credit Agreement on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.    TRANSFEREE'S UNDERTAKING

      The Transferee hereby undertakes with the Agent and the Transferor and each of the other parties to the Credit Documentation that it will perform in accordance with its terms all those obligations which by the terms thereof will be assumed by it after delivery of the Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which the Transfer Certificate is to take effect.

5.    PAYMENTS

5.1   PLACE

      All payments by either party to the other under the Transfer Certificate shall be made to the Receiving Account of that other party. Each party may designate a different account as its Receiving Account for payment by giving the other not less than five Business Days notice before the due date for payment.

5.2   FUNDS

      Payments under the Transfer Certificate shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency.

6.    THE AGENT

      The Agent shall not be required to concern itself with the Sale Agreement and may rely on the Transfer Certificate without taking account of the provisions of such agreement.

7.    ASSIGNMENT OF RIGHTS

      The Transfer Certificate shall be binding upon and enure to the benefit of each party and its successors and permitted assigns provided that neither party may assign or transfer its rights thereunder without the prior written consent of the other party.

8.    GOVERNING LAW AND JURISDICTION

      The Transfer Certificate (including, without limitation, these Terms and Conditions) shall be governed by and construed in accordance with the laws of England, and the parties submit to the non-exclusive jurisdiction of the English courts.

      Each party irrevocably appoints the person described as process agent (if any) specified in the Sale Agreement to receive on its behalf service of any action, suit or other proceedings in connection with the Transfer Certificate. If any person appointed as process agent ceases to act for any reason the appointing party shall notify the other party and shall promptly appoint another person incorporated within England and Wales to act as its process agent.

                                  SCHEDULE 13
                            FORM OF ACCESSION LETTER

To:   [    ] as Agent

From: [Subsidiary] and MISYS plc

Dated:

Dear Sirs


        $700,000,000 MULTICURRENCY FACILITY AGREEMENT DATED [-] JUNE 2001
                           (THE "FACILITY AGREEMENT")
                                ACCESSION LETTER

1. We refer to the Facility Agreement. Definitions in the Facility Agreement apply in this Accession Letter.

2. [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Facility Agreement as an Additional [Borrower]/[Guarantor] pursuant to Clause [26.2 (Additional Borrowers)]/[Clause 26.4 (Additional Guarantors)] of the Facility Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.    [Subsidiary's] administrative details are as follows:

      Address:

      Fax No:

      Attention:

4.    This letter is governed by English law.

      [This Guarantor Accession Letter is entered into by deed.]

      MISYS PLC                       [Subsidiary]
      By:                             By:

                                  SCHEDULE 14
                          FORM OF RESIGNATION LETTER

To:   [    ] as Agent

From: [resigning Obligor] and MISYS plc

Dated:

Dear Sirs

        $700,000,000 MULTICURRENCY FACILITY AGREEMENT DATED [-] JUNE 2001
                           (THE "FACILITY AGREEMENT")
                               RESIGNATION LETTER

1. We refer to the Facility Agreement. Definitions in the Facility Agreement apply in this Resignation Letter.

2. Pursuant to [Clause 26.3 (Resignation of a Borrower)]/[Clause 26.6 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facility Agreement.

3. We confirm that no Default is continuing or would result from the acceptance of this request.

4.    This letter is governed by English law.



      MISYS PLC                       [Subsidiary]
      By:                             By:

                                  SCHEDULE 15
                         FORM OF COMPLIANCE CERTIFICATE

To:   [     ] as Agent

From: MISYS plc

Dated:

Dear Sirs


        $700,000,000 MULTICURRENCY FACILITY AGREEMENT DATED [-] JUNE 2001
                           (THE "FACILITY AGREEMENT")
                             COMPLIANCE CERTIFICATE

1. We refer to the Facility Agreement. Definitions in the Facility Agreement apply in this Compliance Certificate.

2.    In relation to the Relevant Period ending on [-], we advise as follows.

      2.1 Reported consolidated operating profit before tax for the most recently completed twelve month period was L[-].

      2.2 Exceptional items in accordance with Financial Reporting Standard 3 for the most recently completed twelve month period were; positive L[-] and negative L[-].

      2.3   Net Interest Payable was L[-].

      2.4 Adjustment to ensure that consolidated operating profit conforms with the definition of "Headline Earnings" as described in paragraphs 21 and 22 of the Statement of Investment Practice No. 1 were L[-] and therefore PBIT for the most recently completed twelve month period was L[-].

      2.5   PBIT for the most recently completed twelve month period was L[-].

      2.6 Depreciation and amortisation for the most recently completed twelve month period was L[-] and therefore EBITDA was L[-].

      2.7 EBITDA (on an annualised basis) for Subsidiaries acquired during the most recent twelve month period was L[-], EBITDA (on an annualised basis) for Subsidiaries disposed of during the most recent twelve month period was L[-] and therefore Adjusted EBITDA for the most recently completed twelve month period was L[-]; Earnings denominated in currencies other than Sterling were translated in accordance with paragraph (g) below.

      2.8 The exchange rates used for the purpose of determining Adjusted EBITDA were [-].

      2.9   Borrowings at the end of the Relevant Period were L[-].

      2.10 Cash and Cash Equivalents at the end of the Relevant Period were L[-].

      2.11  Excluded Cash at the end of the Relevant Period was L[-].

      2.12  Net Borrowings at the end of the Relevant Period were L[-].

      2.13 Interest payable for the most recently completed twelve month period was L[-].

      2.14 Interest receivable for the most recently completed twelve month period was L[-].

      2.15 Net Interest Payable for the most recently completed twelve month period was L[-].

      2.16 A reconciliation between the profit before interest and tax figure in the relevant accounts and PBIT is attached.

      2.17 A reconciliation between the profit before interest and tax figure in the relevant accounts and EBITDA is attached.

      2.18 The amount of Financial Indebtedness referred to in paragraph (d) of the definition of "BORROWINGS" at the end of the Relevant Period is L[-].

3. The ratio of Net Borrowings to Adjusted EBITDA for the Relevant Period was [-] and the covenant contained in Clause 22.2(a) (Financial condition) has been satisfied.

4. The ratio of EBITDA to Net Interest Payable for the Relevant Period was [-] and the covenants contained in Clause 22.2(b) (Financial condition) has been satisfied.

5. Based on the figures set out above, the Margin will be [-] per cent. per annum.

6.    [We confirm that no Default is continuing.]*


_______________________________________
Director
MISYS PLC



---------------------

* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

                                  SCHEDULE 16
                     LMA FORM OF CONFIDENTIALITY UNDERTAKING

                             [LETTERHEAD OF SELLER]


To:
===========================================
                                                  [insert name of Potential
                                                 Purchaser]


===========================================



Re:   THE AGREEMENT
===========================================
BORROWER: MISYS plc
DATE:     [-] June 2001
AMOUNT:   $[700,000,000]
AGENT:    [-]
===========================================

Dear Sirs

We understand that you are considering acquiring an interest in the Agreement (the "ACQUISITION"). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.    Confidentiality Undertaking  You undertake to:

      1.1 keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

      1.2   use the Confidential Information only for the Permitted Purpose;

      1.3 use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(c) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it; and

      1.4 not make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Acquisition.

2.    Permitted Disclosure  We agree that you may disclose Confidential
      Information:

      2.1 to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

      2.2 subject to the requirements of the Agreement, to any person to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which you may acquire under the Agreement or with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Agreement or the Borrower or any member of the Group so long as that person has delivered a letter to you in equivalent form to this letter; and

      2.3   where:

            2.3.1 requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body;

            2.3.2 required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed; or

            2.3.3 required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

3. Notification of Required or Unauthorised Disclosure You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2(c) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4. Return of Copies If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(c) above.

5. Continuing Obligations The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease:

      5.1 if you become a party to or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in the Agreement; or

      5.2 twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6. No Representation; Consequences of Breach, etc You acknowledge and agree that:

      6.1 neither we, nor any member of the Group nor any of our or their respective officers, employees or advisers (each a "RELEVANT PERSON"):

            6.1.1 make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based; or

            6.1.2 shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

      6.2 we or members of the Group may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7. No Waiver; Amendments, etc This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and your obligations hereunder may only be amended or modified by written agreement between us.

8. Inside Information You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9. Nature of Undertakings The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Borrower and each other member of the Group.

10.   Third party rights

      10.1 Subject to paragraph 6 and paragraph 9 the terms of this letter may be enforced and relied upon only by you and us and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

      10.2 Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.

11. Governing Law and Jurisdiction This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12. Definitions In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

      "CONFIDENTIAL INFORMATION" means any information relating to the Borrower, the Group, the Agreement and/or the Acquisition provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

      "GROUP" means the Borrower and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

      "PERMITTED PURPOSE" means considering and evaluating whether to enter into the Acquisition; and

      "PURCHASER GROUP" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985).

      Please acknowledge your agreement to the above by signing and returning the enclosed copy.

      Yours faithfully


      __________________________________
      For and on behalf of

      [SELLER]



      We acknowledge and agree to the above:


      __________________________________

      For and on behalf of

      [Potential Purchaser]

                                  SCHEDULE 17


                                  TIMETABLES

                                                    LOANS IN EURO          LOANS IN STERLING           LOANS IN OTHER
                                                                                                         CURRENCIES
Agent notifies the Original Borrower if a                   --                    --                          U-4
currency is approved as an Optional Currency
in accordance with Clause 4.3 (Conditions
relating to Optional Currencies)

Delivery of a duly completed Utilisation                   U-3                  U-1(1)                      U-3(2)
Request (Clause 5.1 (Delivery of a Utilisation
Request) or a Selection Notice (Clause 11.1             9.30 a.m.               9.30 a.m.                  9.30 a.m.
(Selection of Interest Periods))

Agent determines amount of the Loan in                     U-3                     U-1                      U-3(2)
Optional Currency in accordance with Clause
6.3 (Change of currency) or Clause 6.4 (Same           11.00 a.m.               11.00 a.m.                 11.00 a.m.
Optional Currency during successive Interest
Periods)

Agent notifies the Lenders of the Loan in                  U-3                  U-1(1)                        U-3
accordance with Clause 5.4 (Lenders'
participation in Revolving Loans)                       2.00 p.m.               2.00 p.m.                  2.00 p.m.

Agent receives a notification from a Lender                U-3                     U-1                        U-3
under Clause 6.2 (Unavailability of a currency)         5.00 p.m.               5.00 p.m.                  5.00 p.m.


Agent gives notice in accordance with Clause               U-2                      U                         U-2
6.2 (Unavailability of a currency)                     10.30 a.m.               10.30 a.m.                 10.30 a.m.

LIBOR is fixed                                     Quotation Day as of     Quotation Day as of       Quotation Day as of
                                                       11.00 a.m.               11.00 a.m.                11.00 a.m.


      1 The Utilisation Request relating to the Derwent Acquisition shall be delivered on or before 2.00 p.m. on U-1. The Agent shall notify the Lenders of the relevant Loan by [4.00] p.m. on that day.

      2 The Utilisation Request relating to the Sunshine Acquisition shall be delivered on or before 9.30 a.m. on U-2. The Agent shall determine the amount of the relevant Loan in dollars by 11.00 a.m. on U-2.

"U" means the date of Utilisation or first day of an Interest Period specified in a Selection Notice.

"U - X" means X Business Days prior to date of Utilisation or first day of an Interest Period specified in a Selection Notice.

                                  SIGNATURES

ORIGINAL BORROWER

MISYS PLC

By:

Address:   Burleigh House, Chapel Oak, Salford Priors, Worcestershire WR11 5SH

Fax:       01386 871 045

Attention: Group Treasurer



ORIGINAL GUARANTOR

MISYS PLC

By:



ARRANGERS

J.P. MORGAN PLC

By:

Address:   125 London Wall, London EC2Y 5AJ

Fax:       020 7777 2360

Attention: International Loan Services



LLOYDS TSB CAPITAL MARKETS

By:

Address:   St George's House, 6-8 Eastcheap, London EC3M 1AE

Fax:       020 7661 4677

Attention: Capital Markets

AGENT

LLOYDS TSB CAPITAL MARKETS

By:

Address:   Bank House, Wine Street, Bristol B51 2AN

Fax:       0117 923 3317

Attention: Loans Administration Department



ORIGINAL LENDERS

THE CHASE MANHATTAN BANK

By:



LLOYDS TSB BANK PLC

By: